Exhibit 2.2

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

In re: Inotiv, Inc., et al., Debtors.[1]	Chapter 11 Case No. 26-90601 (CML) (Jointly Administered)

AMENDED JOINT PREPACKAGED CHAPTER 11 PLAN
OF REORGANIZATION OF INOTIV, INC. AND ITS AFFILIATED DEBTORS

ROPES & GRAY LLP
Cristine Pirro Schwarzman (pro hac vice pending)
Daniel I. Forman (pro hac vice pending)
1211 Avenue of the Americas
New York, New York 10036
Telephone: (212) 596-9000
Facsimile: (212) 596-9090
E-mail: cristine.schwarzman@ropesgray.com
     dan.forman@ropesgray.com

Co-Counsel to the Debtors and Debtors in Possession

HUNTON ANDREWS KURTH LLP
Timothy A. (“Tad”) Davidson II (TX Bar No. 24012503
Phillip M. Guffy (TX Bar No. 24113705)
Kaleb Bailey (TX Bar No. 24136717)
600 Travis Street
Suite 4200
Houston, Texas 77002
Telephone: (713) 220-4200
Email: taddavidson@hunton.com
phillipguffy@hunton.com
kbailey@hunton.com

Co-Counsel to the Debtors and Debtors in Possession

1    The Debtors in these chapter 11 cases, together with the last four digits of each Debtor’s federal tax identification number, are as follows: Inotiv LAMS West Inc. (7130); Inotiv, Inc. (5024); BAS Evansville, Inc. (3157); BASi Gaithersburg, LLC (9967); Bronco Research Services, LLC (2654); Envigo Bioproducts, Inc. (2644); Envigo Global Services Inc. (6521); Envigo Holding I, Inc. (3754); Envigo New Holdco, LLC (9828); Envigo RMS B.V., Inc. (8162); Envigo RMS, LLC (3840); ERPP, Inc. (2545); Histion, LLC (2199); Inotiv Boulder, LLC (9567); Inotiv Nashville, LLC (8480); Inotiv Research Models, LLC (6700); Integrated Laboratory Systems, LLC (3696); Precisium Solutions, LLC (2043); Seventh Wave Laboratories, LLC (3138). The Debtors’ service address is 2701 Kent Avenue, West Lafayette, IN 47906.

TABLE OF CONTENTS

Page
Section 1.1    Defined Terms    1
Section 1.2    Rules of Interpretation and Computation of Time    18
Section 1.3    Consent Rights    19
ARTICLE II. UNCLASSIFIED CLAIMS    19
Section 2.1    Administrative Claims.    19
Section 2.2    Priority Tax Claims    20
Section 2.3    Professional Fee Claims    21
Section 2.4    DIP Claims    22
Section 2.5    Transaction Expenses and DIP Facility Expenses.    23
Section 2.6    Bankruptcy Fees    23
ARTICLE III. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS    24
Section 3.1    Classification of Claims.    24
Section 3.2    Class Identification    24
Section 3.3    Treatment and Voting Rights of Claims and Interests    25
Section 3.4    Special Provision Governing Unimpaired Claims    30
Section 3.5    Voting; Presumptions; Solicitation    30
Section 3.6    Nonconsensual Confirmation    31
Section 3.7    Subordinated Claims    31
Section 3.8    Vacant Classes    31
Section 3.9    No Waiver    31
ARTICLE IV. MEANS FOR IMPLEMENTATION OF THE PLAN    31
Section 4.1    Compromise or Settlement of Controversies    31
Section 4.2    Sources of Consideration for Plan Distribution    32
Section 4.3    Restructuring Transactions    32
Section 4.4    Continued Corporate Existence    33
Section 4.5    Private Company    33
Section 4.6    Corporate Action    33
Section 4.7    Vesting of Assets    34
Section 4.8    Indemnification Provisions in Organizational Documents    35
Section 4.9    Cancellation of Existing Securities and Agreements    36
Section 4.10    Cancellation of Certain Existing Security Interests.    38
Section 4.11    Approval of the Exit Financing Facilities and the Exit Financing Documents    38
Section 4.12    Issuance of New Equity Interests.    39
Section 4.14    Exemption from Registration Requirements    40
Section 4.15    Organizational Documents    41

Section 4.16    Exemption from Certain Transfer Taxes and Recording Fees    41
Section 4.17    Managers, Directors and Officers of the Company    42
Section 4.18    Incentive Plans    42
Section 4.19    Effectuating Documents; Further Transactions    42
Section 4.20    Employment Obligations    43
Section 4.21    Retained Causes of Action    44
Section 4.22    Liability of Officers, Directors, and Agents    44
ARTICLE V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES    45
Section 5.1    Assumption of Executory Contracts and Unexpired Leases    45
Section 5.2    Cure of Defaults for Assumed Executory Contracts and Unexpired Leases    46
Section 5.3    Claims Based on Rejection of Executory Contracts or Unexpired Leases    47
Section 5.4    Indemnification Obligations    47
Section 5.5    Contracts and Leases Entered Into After the Petition Date    47
Section 5.6    Insurance Policies    47
Section 5.7    Reservation of Rights    48
ARTICLE VI. PROVISIONS GOVERNING DISTRIBUTIONS    48
Section 6.1    Distribution on Account of Claims and Interests Allowed as of the Plan Effective Date    48
Section 6.2    Distribution on Account of Claims and Interests Allowed After the Plan Effective Date    48
Section 6.3    Delivery of Distributions    49
Section 6.4    Minimum Distributions    50
Section 6.5    Foreign Currency Exchange Rate    51
Section 6.6    Delivery of Distributions; Undeliverable Distributions    51
Section 6.7    Compliance with Tax Requirements/Allocations    52
Section 6.8    Surrender of Cancelled Instruments or Securities    52
Section 6.9    Claims Paid or Payable by Third Parties    52
ARTICLE VII. PROCEDURES FOR RESOLVING DISPUTED CLAIMS OR INTERESTS    53
Section 7.1    No Filings of Proofs of Claim    53
Section 7.2    Allowance of Claims and Interests    54
Section 7.3    Prosecution of Objections to Claims    54
Section 7.4    Adjustment of Claims and Interests Without Objection    54
Section 7.5    Disallowance of Certain Claims    55
Section 7.6    Offer of Judgment    55
Section 7.7    Amendments to Claims or Interests    55
Section 7.8    Claims Register    55
ii

ARTICLE VIII. CONDITIONS PRECEDENT TO THE EFFECTIVE DATE    56
Section 8.1    Conditions Precedent to the Plan Effective Date    56
Section 8.2    Waiver of Conditions Precedent    58
Section 8.3    Substantial Consummation of Plan    58
ARTICLE IX. EFFECT OF PLAN CONFIRMATION    59
Section 9.1    [Reserved]    59
Section 9.2    Discharge of Claims and Termination of Interests; Compromise and Settlement of Claims, Interests, and Controversies    59
Section 9.3    Releases    59
Section 9.4    Exculpation and Limitation of Liability    62
Section 9.5    Injunction    63
Section 9.6    Setoffs and Recoupment    65
Section 9.7    Release of Liens    65
Section 9.8    Protection Against Discriminatory Treatment.    66
ARTICLE X. RETENTION OF JURISDICTION    66
ARTICLE XI. MISCELLANEOUS PROVISIONS    69
Section 11.1    Immediate Binding Effect    69
Section 11.2    No Substantive Consolidation.    69
Section 11.3    Amendments    69
Section 11.4    Revocation or Withdrawal of Plan    70
Section 11.5    Governing Law    70
Section 11.6    Successors and Assigns    70
Section 11.7    No Successor Liability    70
Section 11.8    Severability    71
Section 11.9    Filing of Additional Documents    71
Section 11.10    Reservation of Rights    71
Section 11.11    Service of Documents    71
Section 11.12    Section 1125(e) of the Bankruptcy Code    74
Section 11.13    Tax Reporting and Compliance    74
Section 11.14    Exhibits, Schedules, and Supplements    74
Section 11.15    Entire Agreement    74
Section 11.16    Allocation of Payments    74
Section 11.17    Conflicts    75
Section 11.18    Closing of Chapter 11 Cases; Case Caption    75
Section 11.19    Term of Injunctions or Stays.    75

iii

JOINT PREPACKAGED CHAPTER 11 PLAN
OF REORGANIZATION OF INOTIV, INC. AND ITS AFFILIATED DEBTORS

Inotiv, Inc. and its affiliated debtors and debtors in possession in the above-captioned chapter 11 cases (each, a “Debtor” and, collectively, the “Debtors”) propose this joint prepackaged plan of reorganization (this “Plan”) for the resolution of the outstanding Claims against and Interests in the Debtors pursuant to chapter 11 of the Bankruptcy Code. Capitalized terms used in this Plan and not otherwise defined have the meanings ascribed to such terms in Article I hereof.

The Debtors seek to consummate the Restructuring Transactions on the Effective Date of this Plan. Each Debtor is a proponent of this Plan within the meaning of section 1129 of the Bankruptcy Code. The Plan shall apply as a separate Plan for each Debtor, and the classification of Claims and Interests set forth herein shall apply separately for each Debtor.

Reference is made to the accompanying Disclosure Statement for a discussion of the Debtors’ history, businesses, results of operations, historical financial information, projections, and future operations, as well as a summary and analysis of this Plan and certain related matters, including distributions to be made under this Plan.

ALL HOLDERS OF CLAIMS AND INTERESTS ENTITLED TO VOTE ARE STRONGLY ENCOURAGED TO READ THIS PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THIS PLAN.

ARTICLE I.
DEFINED TERMS, RULES OF INTERPRETATION, AND COMPUTATION OF TIME
Section 1.1    Defined Terms.
The following terms shall have the respective meanings specified below when used in capitalized form in this Plan:

1.    “Ad Hoc Groups” means, collectively, the First Lien Ad Hoc Group and the Ad Hoc Noteholder Group.

2.    “Ad Hoc Noteholder Group” has the meaning set forth in the Restructuring Support Agreement.

3.    “Ad Hoc Noteholder Group Fees and Expenses” has the meaning set forth in the Restructuring Support Agreement.

4.    “Administrative Claims” means any and all requests for payment of costs or expenses of the kind specified in section 503(b) or 507(b) of the Bankruptcy Code and entitled to priority under section 507 of the Bankruptcy Code, including, but not limited to: (a) the actual and necessary costs and expenses incurred after the Petition Date and through the Plan Effective Date of preserving the Estates and operating the businesses of the Debtors; (b) Bankruptcy Fees; (c) Allowed Professional Fee Claims; (d) any adequate protection Claim provided for in the DIP Orders; and (e) the Transaction Expenses.

5.    “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code (including non-Debtor Entities) as if the Entity referenced were a Debtor.

6.    “Allowed” means, with respect to a Claim or Interest: (i) any Claim or Interest as to which no objection to allowance has been interposed (either in the Bankruptcy Court or in the ordinary course of business) on or before the applicable time period fixed by applicable non-bankruptcy law or such other applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or as to which any objection has been determined by a Final Order, either before or after the Plan Effective Date, to the extent such objection is determined in favor of the respective Holder; (ii) any Claim or Interest as to which the liability of the Debtors and the amount thereof are determined by a Final Order of a court of competent jurisdiction other than the Bankruptcy Court, either before or after the Plan Effective Date; or (iii) any Claim or Interest expressly deemed Allowed by this Plan. A Claim or Interest that is Allowed shall include a Claim or Interest that is Disputed to the extent such Claim or Interest becomes Allowed after the Plan Effective Date. A Claim that is Allowed shall be net of any valid setoff exercised with respect to such Claim pursuant to the provisions of the Bankruptcy Code and applicable non-bankruptcy law. Unless otherwise specified herein, in section 506(b) of the Bankruptcy Code, or by Final Order of the Bankruptcy Court, a Claim that is Allowed shall not, for purposes of distributions under this Plan, include interest on such Claim accruing from or after the Petition Date.

7.    “Avoidance Actions” means any and all actual or potential avoidance, recovery, subordination, or other Claims, Causes of Action, or remedies that may be brought by or on behalf of the Debtors or their Estates or other authorized parties in interest under the Bankruptcy Code or applicable non-bankruptcy Law, including Claims, Causes of Action, or remedies under sections 502, 510, 542, 544, 545, 547 through 553, and 724(a) of the Bankruptcy Code or under similar local, state, federal, or foreign statutes and common law, including fraudulent transfer Laws.

8.    “Ballot” means a ballot (electronic or otherwise) accompanying the Disclosure Statement upon which certain Holders of Impaired Claims entitled to vote on this Plan shall, among other things, indicate their acceptance or rejection of this Plan in accordance with this Plan and the procedures governing the solicitation process.

9.    “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as may be amended.

10.    “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas presiding over the Chapter 11 Cases or, in the event of any withdrawal of reference under 28 U.S.C. § 157, the United States District Court for the Southern District of Texas.

11.    “Bankruptcy Fees” means any and all fees or charges assessed against the Debtors’ Estates under section 1930 of title 28 of the United States Code and, to the extent applicable, accrued interest thereon arising under section 3717 of title 31 of the United States Code, or as otherwise agreed by the U.S. Trustee.

12.    “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, promulgated under section 2075 of title 28 of the United States Code, the Official Bankruptcy Forms, or the local rules of the Bankruptcy Court, together with any amendments made thereto subsequent to the Petition Date, to the extent that any such amendments are applicable to the Chapter 11 Cases, and the general, local, and chambers rules of the Bankruptcy Court.

13.    “Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York, New York.

14.    “Cash” means the legal tender of the United States of America or the equivalent thereof.

15.    “Cash Collateral” has the meaning ascribed to it in section 363(a) of the Bankruptcy Code.

16.    “Causes of Action” means any and all Claims, interests, damages, remedies, causes of action, demands, rights, debts, actions, judgments, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, liens, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, disputed or undisputed, secured or unsecured, asserted or assertable, direct or derivative, matured or unmatured, suspected or unsuspected, in contract, tort, law, equity, or otherwise, including but not limited to: (a) all rights of setoff, counterclaim, or recoupment and Claims under contracts or for breaches of duties imposed by Law; (b) the right to object to or otherwise contest Claims or Interests; (c) Claims pursuant to sections 362, 510, 542 through 550, or 553 of the Bankruptcy Code; (d) Avoidance Actions; and (e) such Claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code.

17.    “Chapter 11 Cases” means the cases pending for the Debtors under chapter 11 of the Bankruptcy Code in the Bankruptcy Court.

18.    “Claim” has the meaning set forth in section 101(5) of the Bankruptcy Code.

19.    “Claims Register” means the official register of Claims maintained by Kroll Restructuring Administration LLC.

20.    “Class” means a group of Claims or Interests classified together pursuant to section 1122(a)(1) of the Bankruptcy Code.

21.    “Cole Schotz” means Cole Schotz P.C.

22.    “Combined Hearing” means the hearing to be held by the Bankruptcy Court to consider the adequacy of the Disclosure Statement and confirmation of this Plan under sections 1125 and 1129 of the Bankruptcy Code, respectively, as such hearing may be adjourned or continued from time to time.

23.    “Company” means Inotiv, Inc., an Indiana corporation, and all of its direct and indirect subsidiaries.

24.    “Confirmation” means the entry of the Confirmation Order by the Bankruptcy Court on the docket of the Chapter 11 Cases.

25.    “Confirmation Date” means the date upon which the Confirmation Order is entered on the docket maintained by the Bankruptcy Court pursuant to Bankruptcy Rule 5003.

26.    “Confirmation Order” means the order of the Bankruptcy Court in the Chapter 11 Cases confirming this Plan and approving the Disclosure Statement on a final basis, consistent and in accordance with the Restructuring Support Agreement.

27.    “Consenting First Lien Lenders” has the meaning set forth in the Restructuring Support Agreement.

28.    “Consenting Noteholders” has the meaning set forth in the Restructuring Support Agreement.

29.    “Consenting PIK Noteholders” has the meaning set forth in the Restructuring Support Agreement.

30.    “Consenting Stakeholders” has the meaning set forth in the Restructuring Support Agreement.

31.    “Consenting Unsecured Convertible Noteholders” has the meaning set forth in the Restructuring Support Agreement.

32.    “Consummation” means the occurrence of the Plan Effective Date.

33.    “Cure Cost” means any amount required to cure any monetary default under any Executory Contract or Unexpired Lease (or such lesser amount as may be agreed upon by parties to an Executory Contract or Unexpired Lease) that is assumed by the Debtors pursuant to sections 365 and 1123 of the Bankruptcy Code.

34.    “D&O Liability Insurance Policies” means all insurance policies issued to or providing coverage at any time to the Debtors for directors’, managers’, and officers’ liability existing as of the Petition Date (including any “tail policy”) and all agreements, documents, or instruments relating thereto.

35.    “Debtor Release” means the release set forth in Section 9.3(a) of this Plan.

36.    “Debtors” has the meaning set forth in the introductory paragraph of this Plan.

37.    “Definitive Documents” has the meaning set forth in the Restructuring Support Agreement. For the avoidance of doubt, the Definitive Documents will be subject to the consent rights set forth herein, in the Restructuring Support Agreement, and in the DIP Facility Documents.”

38.    “DIP Agent” means Acquiom Agency Services LLC, as administrative and collateral agent for the DIP Lenders under the DIP Facility Documents, or any successor agents thereunder.

39.    “DIP Claims” means any and all Claims against the Debtors related to, arising out of, arising under, or arising in connection with the DIP Facility Documents, including all ‘Obligations’ under (and as defined in) the DIP Credit Agreement.

40.    “DIP Credit Agreement” means that certain superpriority secured debtor-in-possession credit agreement that governs the DIP Facility dated on or around the Petition Date, by and among Inotiv, Inc., as borrower, the other Debtors, as guarantors, the lenders party thereto, and the DIP Agent, as may be amended, modified, or supplemented from time to time in accordance with the terms thereof, in each case, consistent and in accordance with the DIP Orders.

41.    “DIP Facility” has the meaning set forth in the DIP Orders.

42.    “DIP Facility Documents” means the DIP Credit Agreement, all agreements, notes, instruments, and any other documents delivered pursuant thereto or in connection therewith, including the DIP Agent fee letter, the DIP Motion, and the DIP Orders, together with all documentation executed or delivered in connection therewith as may be amended, modified, or supplemented from time to time, in each case, consistent and in accordance with the DIP Orders.

43.    “DIP Lenders” means the lenders party to the DIP Credit Agreement with respect to the DIP Facility, in their respective capacities as such.

44.    “DIP Loans” means the term loans issued under the DIP Credit Agreement.

45.    “DIP Motion” means the motion filed by the Debtors seeking entry of the DIP Orders, together with any declarations, affidavits, or other documents filed in connection with such motion.

46.    “DIP Orders” means, collectively, the Interim DIP Order, the Final DIP Order, and any other orders sought or entered in the Chapter 11 Cases authorizing debtor in possession financing or the use of Cash Collateral.

47.    “Disallowed” means, with respect to any Claim, a Claim or any portion thereof that: (a) has been disallowed by a Final Order or not otherwise Allowed hereunder; (b) is an Administrative Claim for which no request for payment of an Administrative Claim has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law or the Plan (though, for the avoidance of doubt, there is no need to file any such request with respect to Administrative Claims that arise in the ordinary course of the Debtors’ business during the Chapter 11 Cases); (c) has been withdrawn by agreement of the Debtors and the Holder thereof; or (d) has been withdrawn by the Holder thereof.

48.    “Disclosure Statement” means the disclosure statement with respect to this Plan, including all exhibits and schedules thereto, as it may be amended from time to time, that is prepared and distributed in accordance with sections 1125, 1126(b), and 1145 of the Bankruptcy Code, Bankruptcy Rule 3018, other applicable Law, and the DIP Facility Documents.

49.    “Disclosure Statement Order” means the order of the Bankruptcy Court approving the Disclosure Statement, which order may be the Confirmation Order.

50.    “Disputed” means, with respect to any Claim or Interest, except as otherwise provided herein, a Claim or Interest that has not been Allowed or Disallowed.

51.    “Distribution Date” means the date on which Holders of Claims or Interests are eligible to receive distributions under this Plan, which date shall be the Plan Effective Date, or such other date agreed to by the Debtors and the Required Consenting First Lien Lenders.

52.    “DOJ Claims” means the Claims against certain Debtors arising under that certain Plea Agreement, dated June 3, 2024, made by and between the Company, the United States Attorney’s Office for the Western District of Virginia, and the United States Department of Justice.

53.    “DTC” means the Depository Trust Company.

54.    “Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.

55.    “Equity Security” has the meaning set forth in section 101(16) of the Bankruptcy Code.

56.    “Estate” means, as to each Debtor, the estate created for the Debtor pursuant to section 541 of the Bankruptcy Code upon the commencement of its Chapter 11 Case.

57.    “Exchange Act” means the Securities Exchange Act of 1934, as amended, 15 U.S.C. §§ 78a et seq., as now in effect or hereafter amended, and the rules and regulations promulgated thereunder.

58.    “Exculpated Parties” means, collectively, and in each case solely in its capacity as such, to the fullest extent by law: (a) each of the Debtors and their Estates, and (b) with respect to the Debtors, each of their independent directors.

59.    “Executory Contract” means a contract to which one or more of the Debtors is a party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code.

60.    “Existing Equity Interests” means any Interests in Inotiv, Inc. in existence immediately before the Plan Effective Date.

61.    “Exit Financing Documents” means, collectively, the Exit Term Loan Documents and the Exit RCF Documents.

62.    “Exit Lenders” means the DIP Lenders on the Plan Effective Date and the other lenders from time to time under the Exit Term Loan Facility and the Exit RCF, including their designees, successors, and permitted assigns, in each case, in their capacities as such.

63.    “Exit Premium” has the meaning set forth in the DIP Credit Agreement.

64.    “Exit RCF”  means a delayed draw, revolving or asset-based working capital credit facility entered into by the Reorganized Debtors on the Plan Effective Date with the Required Consenting First Lien Lenders’ consent, on the terms and conditions set forth in the Exit RCF Documents.

65.    “Exit RCF Documents” means the agreements memorializing the Exit RCF (which may include the Exit Term Loan Documents), including any amendments, modifications, supplements thereto, and together with any related notes, certificates, agreements, intercreditor agreements, security agreements, mortgages, deeds of trust, documents, and instruments (including any amendments, restatements, supplements, or modifications of any of the foregoing) related to or executed in connection therewith.

66.    “Exit Term Loans” means the term loans issued under the Exit Term Loan Facility.

67.    “Exit Term Loan Documents” means the agreements memorializing the Exit Term Loan Facility, including any amendments, modifications, supplements thereto, and together with any related notes, certificates, agreements, intercreditor agreements, security agreements, mortgages, deeds of trust, documents, and instruments (including any amendments, restatements, supplements, or modifications of any of the foregoing) related to or executed in connection therewith.

68.    “Exit Term Loan Facility” means the senior secured first lien term loan facility to be entered into by the Reorganized Debtors on the Plan Effective Date in an aggregate principal amount of $150 million (including paid-in-kind interest, fees, OID, or premiums to be earned and capitalized upon issuance) on the terms and conditions set forth in the Exit Term Loan Documents.

69.    “Federal Judgment Rate” means the federal judgment rate in effect as of the Petition Date.

70.    “Final DIP Order” means an order of the Bankruptcy Court approving the DIP Facility on a final basis.

71.    “Final Order” means, as applicable, an order, ruling, or judgment of the Bankruptcy Court or any other court of competent jurisdiction, as applicable, which has not been reversed, vacated, or stayed and as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or motion for reargument or rehearing is pending, or as to which any right to appeal, petition for certiorari, reargue, or rehear has been waived in writing or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order of the Bankruptcy Court, or other court of competent jurisdiction (as applicable) has been determined by the highest court to which such order was appealed, or certiorari, reargument or rehearing has been denied and the time to take any further appeal, petition for certiorari or move for reargument or rehearing has expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or applicable state or provincial court rules of civil procedure, may be filed with respect to such order, ruling, or judgment shall not cause an order, ruling, or judgment not to be a Final Order.

72.    “First Lien Ad Hoc Group” has the meaning set forth in the Restructuring Support Agreement.

73.    “First Lien Ad Hoc Group Advisors” means (i) Davis Polk & Wardwell LLP, (ii) Haynes and Boone, LLP, (iii) Berkeley Research Group, LLC, and (iv) any consultants or other professionals retained by the First Lien Ad Hoc Group in connection with the Restructuring Transactions.

74.    “First Lien Ad Hoc Group Fees and Expenses” has the meaning set forth in the Restructuring Support Agreement.

75.    “First Lien Lenders” means the holders of Prepetition Term Loans.

76.    “Funded Reserve Account” has the meaning set forth in the DIP Orders.

77.    “General Unsecured Claims” means any prepetition, unsecured Claim against any Debtor that is not an Administrative Claim, Other Secured Claim, Priority Tax Claim, Other Priority Claim, Prepetition First Lien Claim, Prepetition PIK Notes Claim, Prepetition Unsecured Convertible

Notes Claim, DOJ Claim, Section 510(b) Claim, or Intercompany Claim, or any Claim that is secured, subordinated, or otherwise entitled to priority under the Bankruptcy Code.

78.    “Governmental Unit” has the meaning set forth in section 101(27) of the Bankruptcy Code.

79.    “Holder” means the beneficial holder of, or investment advisor, sub-advisor, or manager of discretionary accounts or funds that beneficially hold, any Claim or Interest.

80.    “Impaired” means, with respect to a Claim or Interest, such Claim or Interest that falls within a Class of Claims or Interests that is impaired within the meaning of section 1124 of the Bankruptcy Code.

81.    “Indemnification Obligation” means the Debtors’ obligations to indemnify, reimburse, or otherwise hold financially harmless the Indemnified Parties with respect to or based upon any act or omission taken or omitted in any of the relevant capacities, or for or on behalf of the Debtors, pursuant to and to the maximum extent provided by the Debtors’ certificates of incorporation, certificates of formation, bylaws and similar corporate documents, as in effect as of immediately prior to the Plan Effective Date.

82.    “Indemnified Parties” means, solely in their capacities as such, the Debtors’ current and former directors, officers, managers, employees, attorneys, other professionals, and agents, and such current and former directors’, officers’, managers’, and employees’ respective Affiliates to the extent set forth herein, that were employed or served in such capacity on or after the Petition Date and that are owed Indemnification Obligations by the Debtors; provided, that Indemnified Parties shall not include legal Entities that are direct or indirect non-Debtor shareholders of the Debtors, other than the Debtors’ employees, directors, or officers, in their capacities as such, and solely to the extent that such individuals are owed Indemnification Obligations.

83.    “Insurance Policies” means all insurance policies, including all D&O Liability Insurance Policies, that have been issued at any time that provide coverage, benefits, or proceeds to the Debtors (or their predecessors) and all agreements, documents, or instruments relating thereto.

84.    “Intercompany Claims” means any and all Claims against a Debtor held by any other Debtor or any direct or indirect subsidiary of a Debtor.

85.    “Intercompany Interests” means any Interests in any Company Party other than Inotiv, Inc.

86.    “Interests” means any Equity Security or other ownership interest in any Debtor, including any and all issued, unissued, authorized, or outstanding shares of common stock, preferred stock, membership, limited liability company interests (whether certificated or uncertificated), or partnership interests, or other instrument evidencing an ownership interest in any Debtor, whether or not transferable, including any warrants, options, restricted stock units, equity appreciation rights, restricted equity, phantom equity, equity-based awards or contractual rights to purchase, subscribe for or acquire such equity interests at any time and all rights arising with respect thereto (in each case, whether or not arising under or in connection with any employment agreement).

87.    “Interim DIP Order” means an order of the Bankruptcy Court approving the DIP Facility on an interim basis.

88.    “Investigation” means the investigation being conducted by the Special Committee with respect to any potential Claims or Causes of Action that may be asserted by or on behalf of the Debtors or their Estates.

89.    “Law” means any federal, state, local, or foreign “law” (including common law), statute, code, ordinance, rule, regulation, order, ruling, or judgment, in each case, that is validly adopted, promulgated, issued, or entered by a governmental authority of competent jurisdiction (including the Bankruptcy Court).

90.    “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code.

91.    “Management Incentive Plan” means a management incentive plan of the Reorganized Parent to be implemented after the Plan Effective Date, which shall make available to the Company’s employees and directors, a pool of up to 10% of the New Equity Interests, on a fully diluted basis (assuming the New Warrants are treated as having been fully exercised), which, including with respect to amount, form, participation, and vesting, shall be determined by the Reorganized Parent’s New Board.

92.    “Milestones” means the milestones set forth in the Restructuring Support Agreement.

93.    “New Boards” means the initial boards of directors (or similar governing body) of the Company (including the Reorganized Debtors) (and all committees thereof), the size and composition of which shall be determined in accordance with the New Organizational Documents.

94.    “New Equity Interests” means the voting equity interests of the Reorganized Parent authorized under the New Organizational Documents and issued pursuant to this Plan on the Plan Effective Date.

95.    “New Money DIP Loans” means ‘New Money Loans,’ as defined in the DIP Credit Agreement.

96.    “New Organizational Documents” means any document with respect to the governance of any of the Reorganized Parent and its subsidiaries following the consummation of the Restructuring Transactions, and any certificates of formation, charters, certificates or articles of incorporation, bylaws, operating agreements, limited liability company agreements, documentation governing, or required to issue or distribute, the New Equity Interests, or other applicable organizational documents or charter documents and any shareholder agreement or other shareholder documents, including any amended or amended and restated versions thereof.

97.    “New Warrant Documents” means the documents governing the New Warrants.

98.    “New Warrants” means the warrants to be issued by the Reorganized Parent on the Plan Effective Date, exercisable into New Equity Interests on the terms set forth in the New Warrant Documents.

99.    “Non-Voting Classes” means Classes 1, 2, 4, 7, 8, 9, 10, and 11 of this Plan.

100.    “Notes Recovery” means (a) 7% of the New Equity Interests, on a fully diluted basis, subject to dilution on account of the New Warrants and the Management Incentive Plan, and (b) the New Warrants.

101.    “Opt-In Form” means the form by which Holders of Claims and Interests in Non-Voting Classes deemed to reject the Plan may opt-in to becoming a Releasing Party by checking the applicable box on such form.

102.    “Opt-Out Form” means the form by which Holders of Claims and Interests in Non-Voting Classes that are Unimpaired under this Plan may opt-out of becoming a Releasing Party by checking the applicable box on such form.

103.    “Other Priority Claims” means any Claim (other than an Administrative Claim or a Priority Tax Claim) against any of the Debtors entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

104.    “Other Secured Claims” means any Secured Claim against any of the Debtors that is not a DIP Claim or a Prepetition First Lien Claim. For the avoidance of doubt, for purposes of the Plan, the Prepetition PIK Notes Claims are not Secured Claims.

105.    “Paul, Weiss” means Paul, Weiss, Rifkind, Wharton & Garrison LLP.

106.    “Person” has the meaning set forth in section 101(41) of the Bankruptcy Code.

107.    “Petition Date” means the date on which the Debtors filed petitions for relief commencing the Chapter 11 Cases.

108.    “Plan” means this joint prepackaged plan of reorganization filed by the Debtors under chapter 11 of the Bankruptcy Code that embodies the Restructuring Transactions, including all exhibits and schedules to this Plan, and any Plan Supplement, as they may be amended, supplemented or modified from time to time in accordance with the terms hereof, the terms of the Restructuring Support Agreement (including the consent rights therein), the Bankruptcy Code, and the Bankruptcy Rules.

109.    “Plan Effective Date” means the date upon which all conditions precedent to the effectiveness of this Plan set forth in Section 8.1 hereof have been satisfied or waived in accordance with the terms of this Plan, and on which the Restructuring Transactions become effective or are consummated.

110.    “Plan Supplement” means the compilation of documents and forms of documents, schedules, and exhibits to this Plan, as the same may be amended, modified, or supplemented, which may include, without limitation, the following (or summaries of the material terms thereof): (a) the identity of the known members of the New Boards and the nature and compensation for any director who is an ‘insider’ under the Bankruptcy Code; (b) the New Organizational Documents; (c) [reserved]; (d) the Schedule of Retained Causes of Action; (e) the Schedule of Rejected Executory Contracts and Unexpired Leases, if any; (f) the Exit Financing Documents; (g) the New Warrant Documents; (h) the Restructuring Transactions Memorandum, if any; (i) all exhibits, attachments, supplements, annexes, schedules, and ancillary documents related to each of the foregoing; and (j) any additional documents filed with the Bankruptcy Court before the Plan Effective Date as additional documents or amendments to the Plan Supplement.

111.    “Private Securities” has the meaning set forth in Section 4.14 of this Plan.

112.    “Prepetition Agent” means Acquiom Agency Services LLC, as successor administrative and collateral agent under the Prepetition First Lien Credit Agreement, or any predecessor agents thereunder.

113.    “Prepetition First Lien Claims” has the meaning set forth in the Restructuring Support Agreement.

114.    “Prepetition First Lien Credit Agreement” has the meaning set forth in the Restructuring Support Agreement.

115.    “Prepetition First Lien Lenders” has the meaning set forth in the Restructuring Support Agreement.

116.    “Prepetition Noteholder” has the meaning set forth in the Restructuring Support Agreement.

117.    “Prepetition Notes Claims” has the meaning set forth in the Restructuring Support Agreement.

118.    “Prepetition PIK Notes” has the meaning set forth in the Restructuring Support Agreement.

119.    “Prepetition PIK Notes Claims” has the meaning set forth in the Restructuring Support Agreement..

120.    “Prepetition PIK Notes Indenture” has the meaning set forth in the Restructuring Support Agreement.

121.    “Prepetition PIK Noteholder” has the meaning set forth in the Restructuring Support Agreement.

122.    “Prepetition Term Loans” has the meaning set forth in the Restructuring Support Agreement.

123.    “Prepetition Unsecured Convertible Noteholder” has the meaning set forth in the Restructuring Support Agreement.

124.    “Prepetition Unsecured Convertible Notes” has the meaning set forth in the Restructuring Support Agreement.

125.    “Prepetition Unsecured Convertible Notes Claims” has the meaning set forth in the Restructuring Support Agreement.

126.    “Prepetition Unsecured Convertible Notes Indenture” has the meaning set forth in the Restructuring Support Agreement.

127.    “Priority Tax Claims” means any and all Claims against a Debtor of the kind specified in section 507(a)(8) of the Bankruptcy Code.

128.    “Professional Fee Claims” means any and all Claims of a Retained Professional against a Debtor seeking a payment of compensation for services rendered or reimbursement of expenses incurred on or as of the Petition Date and through and including the Plan Effective Date under sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code. To the extent that the Bankruptcy Court denies or reduces by a Final Order any amount of a Retained Professional’s fees or expenses, then the amount by which such fees or expenses are reduced or denied shall reduce the applicable Professional Fee Claim.

129.    “Professional Fee Escrow Account” means an interest-bearing escrow account in an amount equal to the Professional Fee Reserve Amount to be funded and maintained by the Reorganized Debtors on and after the Plan Effective Date solely for the purpose of paying all Allowed and unpaid Professional Fee Claims, which account may be the Funded Reserve Account.

130.    “Professional Fee Reserve Amount” means the aggregate accrued and unpaid Professional Fee Claims through the Plan Effective Date as reasonably estimated by the Retained Professionals in good faith (which estimates shall be provided to counsel to the Debtors and Consenting First Lien Lenders at least three Business Days prior to the anticipated Plan Effective Date) in accordance with Article II of this Plan.

131.    “Pro-Rata Share” means with respect to any distribution on account of any Allowed Claim in any Class, a distribution equal in amount to the ratio (expressed as a percentage) that the amount of such Allowed Claim bears to the aggregate amount of all Allowed Claims in such Class.

132.    “Proof of Claim” has the meaning set forth in Bankruptcy Rule 3001, or a motion or request for payment of fees, costs, or expenses made pursuant to section 503 of the Bankruptcy Code filed in the Chapter 11 Cases.

133.    “Reinstated” or “Reinstatement” mean, with respect to Claims and Interests, the treatment provided for in section 1124 of the Bankruptcy Code.

134.    “Related Parties” means, to the fullest extent permitted by law, with respect to any Entity, such Entity’s predecessors, successors, assigns, and Affiliates (whether by operation of Law or otherwise) and subsidiaries, and each of their respective managed accounts or funds, affiliated investment funds or investment vehicles, and each of their respective current and former equity holders (regardless of whether such equity interests are held directly or indirectly), officers, directors, managers, principals, shareholders, members, partners, limited partners, general partners, participants, employees, agents, advisory board members, financial advisors, attorneys, accountants, actuaries, investment bankers, consultants, representatives, management companies, fund advisors, fiduciaries, trustees, direct and indirect parent Entities, “controlling persons” (within the meaning of the federal securities law), heirs, administrators and executors, current, former, and future associated entities, managed or advised entities, accounts or funds, and other professionals, in each case acting in such capacity whether current or former, including in their capacity as directors of the Company, as applicable.

135.    “Released Parties” means, collectively, and in each case solely in its capacity as such: (a) each Debtor; (b) each Reorganized Debtor; (c) each Consenting First Lien Lender; (d) each Consenting PIK Noteholder; (e) each Consenting Unsecured Convertible Noteholder; (f) each DIP Lender; (g) the

DIP Agent; (h) the Trustee; (i) the Prepetition Agent; (j) each current and former Affiliate of each Entity in clauses (a) through clause (i); and each Related Party of each Entity in clauses (a) through clause (j); provided, however, that, in each case, an Entity shall not be a Released Party if it: (x) elects to opt out of the Third-Party Release; or (y) timely objects to the Third-Party Release and such objection is not withdrawn or otherwise resolved before the Confirmation Order is entered. For the avoidance of doubt and notwithstanding anything herein to the contrary, no non-Releasing Party shall be a Released Party under the Plan.

136.    “Releases” means the releases given by the Releasing Parties to the Released Parties under Article IX hereof.

137.    “Releasing Parties” means, collectively, and in each case solely in its capacity as such, (a) each Released Party; (b) each Estate; (c) each Holder of Claims who (i) votes to accept the Plan, (ii) is presumed to accept the Plan, (iii) is entitled to vote on the Plan and abstains from doing so, or (iv) votes to reject the Plan and, in each case, does not affirmatively opt out of the Third-Party Release by checking the applicable box on its Opt-Out Release Form or Ballot, in accordance with the procedures set forth in the Scheduling Order; (d) all Holders of Claims and Interests who are deemed to reject this Plan and who, in each case, affirmatively opt in to the Third-Party Release by checking the applicable box on their Opt-In Release Form indicating that they opt to grant the Third-Party Release in accordance with the procedures set forth in the Scheduling Order; and (e) each Related Party of each Entity in clauses (a) through (d), solely to the extent such Related Party (i) would be obligated to grant a release under the principles of agency if it were so directed by the Entity in the foregoing clauses (a) through (d) to whom they are related, or (ii) may assert Claims or Causes of Action on behalf of or in a derivative capacity by or through an Entity in the foregoing clauses (a) through (d). For the avoidance of doubt, an Entity shall not be a Releasing Party if such Entity timely and properly opts out of, or does not opt in to, as applicable, the Third-Party Release or timely objects to the Third-Party Release, either through formal objection filed on the docket of the Chapter 11 Cases or informal objection provided to the Debtors in writing, including by electronic mail, and such objection is not resolved or withdrawn from the docket of the Chapter 11 Cases or in writing, including via electronic mail, as applicable, before Confirmation. For the avoidance of doubt, (y) no Holder of Claims or Interests that is deemed to reject the Plan shall be a Releasing Party unless such Holder affirmatively opts in to the Third-Party Release and (z) any opt-out election made by a Consenting Stakeholder in any capacity in contravention of the Restructuring Support Agreement is void ab initio.

138.    “Remaining Case” has the meaning set forth in Section 11.19(a) of this Plan.

139.    “Remaining Exit Term Loans” means the Exit Term Loans that are not provided to the DIP Lenders in satisfaction of DIP Claims.
140.    “Reorganized Debtors” means, collectively, the Debtors and any successors thereto, by merger, consolidation, or otherwise, including, without limitation, the Reorganized Parent, as reorganized on or after the Plan Effective Date, in accordance with this Plan.

141.    “Reorganized Parent” means as determined by the Debtors with the express consent of the Required Consenting First Lien Lenders, either (a) Inotiv, Inc., as reorganized pursuant to and under this Plan, or any successor or assign thereto by merger, consolidation, reorganization, or otherwise, or (b) a new Entity that may be formed or caused to be formed to, among other things, directly or indirectly acquire substantially all of the assets or equity of the Company and issue the New Equity Interests to be distributed pursuant to this Plan, in each case, on and after the Plan Effective Date.

142.    “Required Consenting First Lien Lenders” has the meaning set forth in the Restructuring Support Agreement.

143.    “Required Consenting Noteholders” has the meaning set forth in the Restructuring Support Agreement.

144.    “Residual Fee Escrow Interest” has the meaning set forth in Section 2.3(b) of this Plan.

145.    “Restructuring Support Agreement” means that certain Restructuring Support Agreement, dated as of June 2, 2026, by and among the Company Parties and the Consenting Stakeholders, including all exhibits, annexes, and schedules thereto, as may be further amended, modified, or supplemented from time to time, in accordance with its terms.

146.    “Restructuring Transactions” means the transactions necessary to complete this Plan, as further described in the Restructuring Support Agreement and Section 4.3 hereof.

147.    “Restructuring Transactions Memorandum” means a document setting forth the material components of the transactions that are required to effectuate the Restructuring Transactions contemplated by the Restructuring Support Agreement and this Plan, including any “restructuring steps memo,” “tax steps memo,” or other document describing steps to be taken and the related tax considerations in connection with the Restructuring Transactions, which document may be included in the Plan Supplement.

148.    “Retained Causes of Action” has the meaning set forth in Section 4.21(a) of this Plan.

149.    “Retained Professional” means an Entity: (a) employed in these Chapter 11 Cases pursuant to a Final Order in accordance with sections 327, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Plan Effective Date pursuant to (i) sections 327, 328, 329, 330, or 331 of the Bankruptcy Code or (ii) an order entered by the Bankruptcy Court authorizing such retention; or (b) for which compensation and reimbursement has been Allowed by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code, provided, that, that "Retained Professional" shall not include any professional retained pursuant to section 327(e) of the Bankruptcy Code.

150.    “RSA Execution Date” means the date upon which the Restructuring Support Agreement is made and entered into by and among the Company Parties, the Consenting First Lien Lenders, and the Consenting Noteholders.

151.    “Schedule of Rejected Executory Contracts and Unexpired Leases” means the schedule of certain Executory Contracts and Unexpired Leases to be rejected by the Debtors pursuant to this Plan, if any.
152.    “Schedule of Retained Causes of Action” means the schedule of certain Causes of Action of the Debtors that are not released, waived, exculpated, or transferred pursuant to this Plan, as the same may be amended, modified, or supplemented from time to time.

153.    “Scheduling Motion” means a motion seeking entry of the Scheduling Order, consistent and in accordance with the Restructuring Support Agreement.

154.    “Scheduling Order” means an order (a) scheduling deadlines, hearings, and other dates with respect to Plan solicitation and confirmation and (b) approving the Solicitation Materials and related procedures, in each case, on a final basis, and consistent and in accordance with the Restructuring Support Agreement.

155.    “Section 510(b) Claims” means any Claim or Cause of Action against any Debtor (i) arising from rescission of a purchase or sale of shares, notes, or any other securities of any Debtor or any Affiliate thereof, (ii) for damages arising from the purchase or sale of any such security, (iii) for violations of the securities laws, misrepresentations, or any similar Claims related to the foregoing or otherwise subject to subordination under section 510(b) of the Bankruptcy Code, (iv) for reimbursement, contribution, or indemnification allowed under section 502 of the Bankruptcy Code on account of any such Claim, including Claims based upon allegations that a Debtor made false and misleading statements or engaged in other deceptive acts in connection with the offer or sale of securities, or (v) for attorneys’ fees, other charges, or costs incurred on account of any of the foregoing Claims or Causes of Action.

156.    “Secured Claims” means any and all Claims against any of the Debtors that are secured by a Lien on, or security interest in, property in which any of the Debtors has an interest, or that has the benefit of rights of setoff under section 553 of the Bankruptcy Code, which Lien or right of setoff, as the case may be, is valid, perfected, and enforceable under applicable law and is not subject to avoidance under the Bankruptcy Code or applicable non-bankruptcy law, but only to the extent of the value of the Holder’s interest in the Debtors’ interest in such property, or to the extent of the amount subject to setoff, which value shall be determined as provided in section 506 of the Bankruptcy Code. For the avoidance of doubt, for purposes of the Plan, the Prepetition PIK Notes Claims are not Secured Claims.

157.    “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

158.    “Security” has the meaning set forth in section 101(49) of the Bankruptcy Code.

159.    “Solicitation Agent” means Kroll Restructuring Administration LLC in its capacity as the solicitation agent for the Debtors.

160.    “Solicitation Materials” means the solicitation materials to accompany the Disclosure Statement (or to be sent to non-voting creditors in lieu of the Disclosure Statement), consistent and in accordance with the Restructuring Support Agreement, including (i) the Ballot and applicable voting instructions, (ii) the Disclosure Statement and all exhibits thereto, including this Plan, (iii) the Opt-Out Form, (iv) the Opt-In Form, and (v) any other documents necessary to effect or approve the solicitation of votes with respect to the Restructuring Transactions to be consummated pursuant to this Plan, each of which shall be in form and substance as set forth in, and consistent with, the Restructuring Support Agreement.

161.    “Special Committee” means the special committee of the board of directors or managers, as applicable, of each of the Debtors, formed to investigate potential Claims and Causes of Action on behalf of the Debtors and their Estates.

162.    “Stamp or Similar Tax” means any stamp tax, recording tax, personal property tax, conveyance fee, intangibles or similar tax, real estate transfer tax, sales tax, use tax, transaction privilege tax, privilege taxes, and other similar taxes imposed or assessed by any Governmental Unit.

163.    “Third-Party Release” means the release set forth in Section 9.3(b) of this Plan.

164.    “Transaction Expenses” means, collectively, the First Lien Ad Hoc Group Fees and Expenses and the Ad Hoc Noteholder Group Fees and Expenses, and the reasonable and documented prepetition and postpetition fees and out-of-pocket expenses incurred or accrued by the Prepetition Agent, the DIP Agent, the DIP Lenders, and the Trustee; in each case, without further order of, or application to, the Bankruptcy Court by such consultant or professionals, including the requirement for the filing of retention applications, fee applications, or any other applications in the Chapter 11 Cases.

165.    “Trustee” means U.S. Bank Trust Company, National Association, and its successors and assigns, in its capacity as trustee under the Prepetition PIK Notes Indenture and the Prepetition Unsecured Convertible Notes Indenture, or any predecessors thereunder, as applicable.

166.    “Upfront Premium” has the meaning set forth in the DIP Credit Agreement.

167.    “U.S. Trustee” means the Office of the United States Trustee for the Southern District of Texas.

168.    “Unexpired Lease” means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

169.    “Unimpaired” means, with respect to any Claim or Interest, such Claim or Interest that is not Impaired.

Section 1.2    Rules of Interpretation and Computation of Time.

(a)    For purposes herein: (i) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (ii) unless otherwise specified, any reference herein to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (iii) unless otherwise specified, any reference herein to an existing document or exhibit having been filed or to be filed shall mean that document or exhibit, as it may thereafter be amended, restated, amended and restated, supplemented, waived or otherwise modified; (iv) unless otherwise specified, all references herein to “Articles” and “Sections” are references to Articles and Sections, respectively, of this Plan; (v) the words ‘‘herein,’’ “hereof,” and ‘‘hereto’’ refer to this Plan in its entirety rather than to a particular portion of this Plan; (vi) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitations, and shall be deemed to be followed by the words “without limitation”; (vii) references to “shareholders,” “directors,” or “officers” shall also include “members” or “managers,” as applicable, as such terms are defined under the applicable state limited liability company Laws; (viii) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; and (ix) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply.
(b)    The provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein, unless otherwise provided for herein.
(c)    All references in this Plan to monetary figures refer to currency of the United States of America, unless otherwise expressly provided.
(d)    Except as otherwise specifically provided in the Plan to the contrary, or unless the context requires otherwise, references herein to the Debtors or the Reorganized Debtors (including the use of “(Reorganized) Debtors” shall be deemed to be written as “the Debtors or the Reorganized Debtors, as applicable.”

Section 1.3    Consent Rights.
The Plan (including the Plan Supplement) and all other Definitive Documents, including any amendments, restatements, supplements, or other modifications thereto, and any consents, waivers, or other deviations thereunder or therefrom, shall be acceptable to the Required Consenting First Lien Lenders and the Required Lenders (as defined in the DIP Credit Agreement) and solely to the extent set forth in the Restructuring Support Agreement, the Required Consenting Noteholders.

Notwithstanding anything to the contrary herein, the Confirmation Order, or the Disclosure Statement (in each case, without giving effect to the exhibits and other attachments thereto), all consent, consultation, and approval rights set forth in the Restructuring Support Agreement and the DIP Facility Documents are incorporated herein by reference (including to the applicable definitions in Section 1.1) and are fully enforceable as if stated in full herein, and all such documents shall be consistent with the Restructuring Support Agreement in all respects. Without limiting the generality of the foregoing, any document or deliverable referenced in this Plan shall be subject to the applicable consent rights of and right to be cooperated in good-faith and coordinated with the Required Consenting Noteholders and Required Consenting First Lien Lenders in accordance with the Restructuring Support Agreement regardless of whether or not expressly stated herein. In case of a conflict with respect to consent, consultation, or approval rights between the Restructuring Support Agreement or a Definitive Document, on the one hand, and the Plan, on the other hand, the former shall control and govern.

ARTICLE II.
UNCLASSIFIED CLAIMS
In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims (including Professional Fee Claims and DIP Claims), and Priority Tax Claims have not been classified and thus are excluded from the Classes of Claims and Interests set forth in Article III hereof.

Section 2.1    Administrative Claims.
This Section 2.1 only applies to Administrative Claims that are not DIP Claims, Transaction Expenses, Bankruptcy Fees, or Professional Fee Claims.

(a)    Unless otherwise agreed to by the Holder of an Allowed Administrative Claim and the Debtors or the Reorganized Debtors, as applicable, to the extent an Administrative Claim has not already been paid in full, Reinstated, or otherwise satisfied during the Chapter 11 Cases, each Holder of an Allowed Administrative Claim shall receive in full and final satisfaction of its Allowed Administrative Claim an amount of Cash equal to the unpaid portion of such Allowed Administrative Claim in accordance with the following: (i) if such Administrative Claim is Allowed on or prior to the Plan Effective Date, on the Plan Effective Date or as soon as reasonably practicable thereafter (or, if not then due, when such Administrative Claim becomes due or as soon as reasonably practicable thereafter); (ii) if such Administrative Claim is Allowed after the Plan Effective Date, on the date such Administrative Claim is Allowed or as soon as reasonably practicable thereafter (or, if not then due, when such Administrative Claim is due or as soon as reasonably practicable thereafter); (iii) at such time and upon such terms as may be agreed upon by the Holder of such Allowed Administrative Claim and the Debtors or the

Reorganized Debtors, as applicable (in each case, with the reasonable consent of the Required Consenting First Lien Lenders); or (iv) at such time and upon such terms as set forth in a Final Order of the Bankruptcy Court.
(b)    Requests for payment of Administrative Claims need not be filed on the docket of the Chapter 11 Cases for Administrative Claims that (i) relate to post-petition ordinary course operations (ii) previously have been Allowed by Final Order of the Bankruptcy Court or pursuant to this Section 2.1, or (iii) the (Reorganized) Debtors (with the reasonable consent of the Required Consenting First Lien Lenders) have otherwise agreed in writing (email being sufficient) do not require such a filing.
(c)    The Reorganized Debtors may settle Administrative Claims in the ordinary course of business without further Bankruptcy Court approval. The Debtors or the Reorganized Debtors, as applicable, may also choose to object to any Administrative Claim no later than ninety (90) days after the Plan Effective Date, subject to extensions by the Bankruptcy Court, agreement in writing of the parties, or on motion of a party in interest approved by the Bankruptcy Court. Unless the Debtors or the Reorganized Debtors (or other party with standing) objects to a timely-filed and properly served Administrative Claim, such Administrative Claim shall be deemed Allowed in the amount requested. In the event that the Debtors or the Reorganized Debtors (or other party with standing) objects to an Administrative Claim, the parties may confer to try to reach a settlement and, failing that, the Bankruptcy Court shall determine whether such Administrative Claim should be allowed and, if so, in what amount.
Section 2.2    Priority Tax Claims.
Except to the extent that a Holder of an Allowed Priority Tax Claim (to the extent unpaid) agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code. To the extent any Allowed Priority Tax Claim is not due and owing on or before the Plan Effective Date, such Claim shall be paid on or before the later of (i) the date agreed by and between the Debtors or the Reorganized Debtors and the Holder of such Allowed Priority Tax Claim, (ii) when such Allowed Priority Tax Claim becomes due and payable under applicable non-bankruptcy Law, or (iii) in the ordinary course of business. On the Plan Effective Date, any Liens securing any Allowed Priority Tax Claims shall be deemed released, terminated, and extinguished, in each case without further notice to or order of the Bankruptcy Court, act, or action under applicable law, regulation, order or rule, or the vote, consent, authorization, or approval of any Entity. The Reorganized Debtors shall have the right to pay any Allowed Priority Tax Claim or any remaining balance of an Allowed Priority Tax Claim (together with accrued but unpaid interest) in full at any time on or after the Effective Date without premium or penalty.

Section 2.3    Professional Fee Claims.
(a)    All final requests for payment of Professional Fee Claims for services rendered and reimbursement of expenses must be filed no later than the first Business Day that is sixty (60) days after the Plan Effective Date. After notice and a hearing in accordance with applicable Law, including any procedures established by the Bankruptcy Code and prior Bankruptcy Court orders, the Allowed amounts of such Professional Fee Claims shall be determined by the Bankruptcy Court.
(b)    On or before the Plan Effective Date, the (Reorganized) Debtors shall establish (if not already established) and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Reserve Amount, which account shall either be the Funded Reserve Account or, if not the Funded Reserve Account, shall first be funded utilizing Cash remaining in the Funded Reserve Account after satisfaction and discharge of all DIP Claims. The Professional Fee Escrow Account shall be maintained in trust solely for the benefit of the Retained Professionals, and such funds shall not be considered property of the Debtors’ Estates, the Debtors, or the Reorganized Debtors. Subject to the last sentence of this Section 2.3(b), no Liens, Claims, or Interests shall encumber the Professional Fee Escrow Account in any way; provided that Liens granted pursuant to the DIP Facility Documents and Exit Financing Documents, as applicable, shall encumber amounts in the Professional Fee Escrow Account constituting the Residual Fee Escrow Interest. The Reorganized Debtors shall be obligated to pay Allowed Professional Fee Claims in excess of the Professional Fee Reserve Amount, if any. The amount of Professional Fee Claims owing to the Retained Professionals shall be paid in Cash to such Retained Professionals from funds held in the Professional Fee Escrow Account when such Professional Fee Claims are Allowed by a Final Order of the Bankruptcy Court; provided that in the event the Professional Fee Reserve Amount is insufficient to satisfy the Professional Fee Claims, the (Reorganized) Debtors shall be required to satisfy the Allowed amounts of the remainder of any outstanding Professional Fee Claims. When all such Allowed amounts owing to Retained Professionals have been paid in full, any remaining amount in the Professional Fee Escrow Account (the “Residual Fee Escrow Interest”) shall promptly revert to the Reorganized Debtors without any further action or order of the Bankruptcy Court or any other Entity. For the avoidance of doubt, the Debtors’ and Reorganized Debtors’ obligations with respect to Professional Fee Claims shall not be limited nor be deemed limited in any way to the balance of funds held in the Professional Fee Escrow.
(c)    The Retained Professionals shall reasonably estimate in good faith their accrued Professional Fee Claims prior to and as of the Plan Effective Date and shall deliver such estimate to the Debtors and Consenting First Lien Lenders no later than three (3) Business Days before the anticipated Plan Effective Date; provided that such estimate shall not be considered an admission or limitation with respect to the fees and expenses of such Retained Professional. If a Retained Professional does not provide such estimate, the (Reorganized) Debtors and Consenting First Lien Lenders may estimate the unbilled fees and expenses of such Retained Professional; provided that such estimate shall not be considered an admission or limitation with respect to the fees and expenses of such Retained Professional. The Professional Fee Reserve Amount shall be deposited into the Professional Fee Escrow Account on or prior to the Plan Effective Date. The Reorganized Debtors shall use Cash on hand to increase the amount held in the Professional Fee

Escrow Account to the extent fee applications are filed after the Plan Effective Date in excess of the amount held in the Professional Fee Escrow Account based on such estimates.
(d)    From and after the Confirmation Date, but prior to the Plan Effective Date, any requirement that Retained Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors or Reorganized Debtors (as applicable) may employ and pay any Retained Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court (but subject to the Approved Budget). On and after the Plan Effective Date, the Reorganized Debtors shall pay in Cash the reasonable and documented legal, professional, or other fees and expenses incurred by the Debtors or the Reorganized Debtors (as applicable) after the Confirmation Date but prior to the Plan Effective Date in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, except as otherwise specifically provided in this Plan. The Reorganized Debtors shall pay, within ten (10) Business Days after submission of a detailed invoice to the Reorganized Debtors, such reasonable Claims for compensation or reimbursement of expenses incurred by the Retained Professionals of the Debtors after the Confirmation Date but prior to the Plan Effective Date. If the Debtors or Reorganized Debtors (as applicable) dispute the reasonableness of any such invoice, the Debtors or Reorganized Debtors (as applicable) or the affected professional may submit such dispute to the Bankruptcy Court for a determination of the reasonableness of any such invoice, and the disputed portion of such invoice shall not be paid until the dispute is resolved.
Section 2.4    DIP Claims.
(a)    The DIP Claims shall be Allowed Claims in the full amount outstanding under the DIP Credit Agreement as of the Plan Effective Date, including principal, interest, fees, premiums, costs, other charges, and expenses, and all other obligations related to the DIP Facility arising under the DIP Credit Agreement, including, for the avoidance of doubt, the Exit Premium and Upfront Premium.
(b)    Notwithstanding anything to the contrary herein, except to the extent that a Holder of an Allowed DIP Claim agrees to less favorable treatment, on the Plan Effective Date, the Holders of all Allowed DIP Claims, in full and final satisfaction, settlement, release, and discharge of and in exchange for all such DIP Claims, shall receive either Cash or Exit Term Loans issued under the Exit Term Loan Facility in an aggregate outstanding principal amount equal to the principal amount of the DIP Loans outstanding under the DIP Facility Documents on the Plan Effective Date (including (A) the amount of the Upfront Premium paid in-kind in the form of DIP Loans upon the closing of the DIP Facility, (B) the amount of the Exit Premium (to be paid in accordance with the DIP Credit Agreement), and (C) accrued and unpaid interest as of the Plan Effective Date, but excluding (y) Transaction Expenses and fees and expenses payable to the DIP Agent under the DIP Facility Documents, including fees and expenses of counsel, and (z) indemnification obligations solely to the extent due and payable in Cash, which amounts in the foregoing clauses (y) through (z), for the avoidance of doubt, shall be paid in full in Cash on the Plan Effective Date), which Exit Term Loans shall be funded on a cashless basis by rolling over such amounts outstanding under the DIP Facility Documents.

Section 2.5    Transaction Expenses and DIP Facility Expenses.
(a)    The Transaction Expenses, fees and expenses payable to the Prepetition Agent under the Prepetition First Lien Credit Agreement, and the fees and expenses payable to the DIP Agent under the DIP Facility Documents, in each case, including fees and expenses of counsel, incurred (or estimated to be incurred) up to and including the Plan Effective Date shall be paid in full in Cash on the Plan Effective Date (to the extent not previously paid prior to the Plan Effective Date) without any requirement to file a fee application with the Bankruptcy Court, and without any requirement for Bankruptcy Court review or approval. All Transaction Expenses, and fees and expenses payable to the Prepetition Agent, the DIP Agent, and the Trustee, in each case including fees and expenses of counsel, to be paid on the Plan Effective Date shall be estimated prior to and as of the Plan Effective Date and such estimates shall be delivered to the Debtors at least one (1) Business Day before the anticipated Plan Effective Date (or such other period as the Debtors and the Required Consenting First Lien Lenders may reasonably agree); provided, that such estimate shall not limit any party’s entitlement to be paid or repaid its Transaction Expenses or fees and expenses payable to the Prepetition Agent, the DIP Agent, or the Trustee, including fees and expenses of counsel. In addition, following the Plan Effective Date, the applicable Reorganized Debtors shall continue to pay in Cash all Transaction Expenses, whether incurred before, on, or after the Plan Effective Date without any requirement for notice or Bankruptcy Court review or approval.
(b)    Notwithstanding anything to the contrary contained herein, any unpaid Claim payable on account of the Transaction Expenses that the (Reorganized) Debtors are obligated to pay hereunder or under any of the DIP Facility Documents and for which the (Reorganized) Debtors have received an invoice, shall constitute an Allowed Administrative Claim and shall be paid on a current basis in full in Cash on the Effective Date or as reasonably practicable thereafter, or to the extent accrued after the Effective Date, on a current basis in full in Cash as invoiced. Nothing herein shall require the DIP Lenders, DIP Agent, or the Consenting Stakeholders to file applications or Proofs of Claim, or otherwise seek approval of the Bankruptcy Court as a condition to payment of such Allowed Administrative Claims.
Section 2.6    Bankruptcy Fees.
Following the Effective Date, the Reorganized Debtors shall pay the Bankruptcy Fees for each open Chapter 11 Case for each quarter (including any fraction thereof) until the first to occur of the Chapter 11 Cases being converted, dismissed, or closed.

ARTICLE III.
CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS
Section 3.1    Classification of Claims.2
(a)    In accordance with section 1123(a)(1) of the Bankruptcy Code, the Debtors have not classified Administrative Claims (including Professional Fee Claims, DIP Claims, and Bankruptcy Fees) and Priority Tax Claims, as described in Article II hereof.
(b)    All Claims and Interests required to be classified pursuant to section 1123(a)(1) of the Bankruptcy Code are set forth below. Such classification is for all purposes, including for purposes of voting, Confirmation, and distributions pursuant to this Plan.
Section 3.2    Class Identification.
The following chart sets forth the classification of the Claims against and Interests in each Debtor, whether that Class of Claims or Interests is Impaired, and the voting rights of the members of such Class.

2     The Debtors reserve the right to separately classify Claims to the extent necessary to comply with any requirements under the Bankruptcy Code or applicable Law.

Class	Claims and Interests	Status	Voting Rights
1	Other Priority Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
2	Other Secured Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
3	Prepetition First Lien Claims	Impaired	Entitled to Vote
4	DOJ Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
5	Prepetition PIK Notes Claims	Impaired	Entitled to Vote
6	Prepetition Unsecured Convertible Notes Claims	Impaired	Entitled to Vote
7	General Unsecured Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
8	Intercompany Claims	Unimpaired/ Impaired	Not Entitled to Vote (Presumed to Accept/ Deemed to Reject)
9	Intercompany Interests	Unimpaired/ Impaired	Not Entitled to Vote (Presumed to Accept/ Deemed to Reject)
10	Section 510(b) Claims	Impaired	Not Entitled to Vote (Deemed to Reject)
11	Existing Equity Interests	Impaired	Not Entitled to Vote (Deemed to Reject)/
Section 3.3    Treatment and Voting Rights of Claims and Interests.
Except to the extent that the Debtors and a Holder of an Allowed Claim or Allowed Interest, as applicable, agree to less favorable treatment, or to the extent already paid or otherwise satisfied, such Holder shall receive under this Plan the treatment described below in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such Holder’s Allowed Claim or Allowed Interest. Unless otherwise indicated, the Holder of an Allowed Claim or Allowed Interest, as applicable, shall receive such treatment on the Plan Effective Date or as soon as reasonably practicable thereafter, or, if payment is not due, in accordance with its terms in the ordinary course.

(a)    Class 1—Other Priority Claims.
(i)    Classification: Class 1 consists of all Other Priority Claims.
(ii)    Treatment: Subject to the conditions described in the first paragraph of Section 3.3 of this Plan, on the Plan Effective Date, each Allowed Other Priority Claim shall be Reinstated, or each Holder of an Allowed Other Priority Claim shall receive, in full and final satisfaction of such Allowed Claim, at the option of the (Reorganized) Debtors (with the reasonable consent of the Required Consenting First Lien Lenders), (A) payment in full in Cash on the later of the Plan Effective Date and the date that is 30 Business Days after the date on which such Other Priority Claim becomes an Allowed Claim in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to such Claim, in each case, or as soon as reasonably practicable thereafter, (B) such other treatment rendering its Allowed Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code, or (C) other treatment in a manner consistent with section 1129(a)(9) of the Bankruptcy Code.
(iii)    Impairment and Voting: Class 1 is Unimpaired under this Plan. Holders of Allowed Other Priority Claims are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Thus, Holders of Allowed Other Priority Claims are not entitled to vote to accept or reject this Plan.
(b)    Class 2—Other Secured Claims.
(i)    Classification: Class 2 consists of all Other Secured Claims.
(ii)    Treatment: Subject to the conditions described in the first paragraph of Section 3.3 of this Plan, on the Plan Effective Date, each Allowed Other Secured Claim shall be Reinstated, or each Holder of an Allowed Other Secured Claim shall receive, in full and final satisfaction of such Allowed Claim, at the option of the (Reorganized) Debtors (with the reasonable consent of the Required Consenting First Lien Lenders), (A) payment in full in Cash of such Allowed Claim, payable on the later of the Plan Effective Date and the date that is 30 Business Days after the date on which such Claim becomes an Allowed Claim in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to such Claim, in each case, or as soon as reasonably practicable thereafter, or (B) such other treatment so as to render such Allowed Claim Unimpaired pursuant to section 1124 of the Bankruptcy Code.
(iii)    Impairment and Voting: Class 2 is Unimpaired under this Plan. Holders of Allowed Other Secured Claims are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Thus, Holders of Allowed Other Secured Claims are not entitled to vote to accept or reject this Plan.

(c)    Class 3—Prepetition First Lien Claims.
(i)    Classification: Class 3 consists of all Prepetition First Lien Claims.
(ii)    Allowed Amount: The Prepetition First Lien Claims shall be Allowed in an aggregate amount equal to (i) no less than $274,900,000 (representing total principal outstanding), plus (ii) all unpaid prepetition interest, fees, expenses, and other amounts outstanding under the Prepetition First Lien Credit Agreement on account of such loans.
(iii)    Treatment: Subject to the conditions described in the first paragraph of Section 3.3 of this Plan, on the Plan Effective Date, each Holder of an Allowed Prepetition First Lien Claim shall receive, in full and final satisfaction, compromise, settlement, release, and discharge of such Claims, its Pro Rata Share of:
1.    93% of the New Equity Interests, on a fully diluted basis, subject to dilution on account of the New Warrants and the Management Incentive Plan; and
2.     the Remaining Exit Term Loans.

(iv)    Impairment and Voting: Class 3 is Impaired under this Plan. Holders of Allowed Prepetition First Lien Claims are entitled to vote to accept or reject this Plan.
(d)    Class 4—DOJ Claims.
(i)    Classification: Class 4 consists of all DOJ Claims.
(ii)    Allowance: The DOJ Claims shall be Allowed in full.
(iii)    Treatment: The DOJ Claims shall be Reinstated.
(iv)    Impairment and Voting: Class 4 is Unimpaired under this Plan. Holders of Allowed DOJ Claims are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Thus, Holders of Allowed DOJ Claims are not entitled to vote to accept or reject this Plan.
(e)    Class 5—Prepetition PIK Notes Claims.
(i)    Classification: Class 5 consists of all Prepetition PIK Notes Claims.
(ii)    Allowed Amount: The Prepetition PIK Notes Claims shall be Allowed in an aggregate amount equal to (i) no less than $28,300,000 (representing total principal outstanding), plus (ii) all unpaid prepetition interest, fees, expenses, and other amounts outstanding under the Prepetition PIK Notes Indenture on account of such notes.

(iii)    Treatment: Subject to the conditions described in the first paragraph of Section 3.3 of this Plan, on the Plan Effective Date, each Holder of an Allowed Prepetition PIK Notes Claim shall receive, in full and final satisfaction, compromise, settlement, release, and discharge of such Claim, its Pro Rata Share of 21% of the Notes Recovery.
(iv)    Impairment and Voting: Class 5 is Impaired under this Plan. Holders of Allowed Prepetition PIK Notes Claims are entitled to vote to accept or reject this Plan.
(f)    Class 6—Prepetition Unsecured Convertible Notes Claims.
(i)    Classification: Class 6 consists of all Prepetition Unsecured Convertible Notes Claims.
(ii)    Allowed Amount: The Prepetition Unsecured Convertible Notes Claims shall be Allowed in an aggregate amount equal to (i) no less than $131,700,000 (representing total principal outstanding), plus (ii) all unpaid prepetition interest, fees, expenses, and other amounts outstanding under the Prepetition Unsecured Convertible Notes Indenture on account of such notes.
(iii)    Treatment: Subject to the conditions described in the first paragraph of Section 3.3 of this Plan, on the Plan Effective Date, each Holder of an Allowed Prepetition Unsecured Convertible Notes Claim shall receive, in full and final satisfaction, compromise, settlement, release, and discharge of such Claim, its Pro Rata Share of 79% of the Notes Recovery.
(iv)    Impairment and Voting: Class 6 is Impaired under this Plan. Holders of Allowed Prepetition Unsecured Convertible Notes Claims are entitled to vote to accept or reject this Plan.
(g)    Class 7—General Unsecured Claims.
(i)    Classification: Class 7 consists of all General Unsecured Claims.
(ii)    Treatment: Subject to the conditions described in the first paragraph of Section 3.3 of this Plan, on the Plan Effective Date, each General Unsecured Claim shall be Reinstated, or each Holder of an Allowed General Unsecured Claim shall receive, in full and final satisfaction of such Allowed Claim, at the option of the (Reorganized) Debtors (with the reasonable consent of the Required Consenting First Lien Lenders), such other treatment so as to render such Allowed Claim Unimpaired pursuant to section 1124 of the Bankruptcy Code. On and after the Plan Effective Date, the Reorganized Debtors shall continue to pay each Holder of a General Unsecured Claim in the ordinary course of business, subject to the Reorganized Debtors’ right to dispute such Claim in the ordinary course of business.

(iii)    Impairment and Voting: Class 7 is Unimpaired under this Plan. Holders of Allowed General Unsecured Claims are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Thus, Holders of Allowed General Unsecured Claims are not entitled to vote to accept or reject this Plan.
(h)    Class 8—Intercompany Claims.
(i)    Classification: Class 8 consists of all Intercompany Claims.
(ii)    Treatment: On the Plan Effective Date, each Allowed Intercompany Claim shall be Reinstated (including, as amended), distributed, contributed, set off, settled, cancelled and released, or otherwise addressed at the election of the (Reorganized) Debtors, with the consent of the Required Consenting First Lien Lenders.
(iii)    Impairment and Voting Class 8 is either Impaired with no distribution or Unimpaired under this Plan. To the extent that such Class is Unimpaired, Holders of Intercompany Claims are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject this Plan. To the extent such Class is Impaired, Holders of Intercompany Claims are deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code and are not entitled to vote to accept or reject this Plan.
(i)    Class 9—Intercompany Interests.
(i)    Classification: Class 9 consists of all Intercompany Interests.
(ii)    Treatment: On the Plan Effective Date, each Intercompany Interest shall be Reinstated (including, as amended), distributed, contributed, set off, settled, cancelled and released, or otherwise addressed at the election of the (Reorganized) Debtors, with the consent of the Required Consenting First Lien Lenders.
(iii)    Impairment and Voting: Class 9 is either Impaired with no distribution or Unimpaired under this Plan. To the extent that such Class is Unimpaired, Holders of Intercompany Interests are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject this Plan. To the extent such Class is Impaired, Holders of Intercompany Interests are deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code and are not entitled to vote to accept or reject this Plan.
(j)    Class 10—Section 510(b) Claims.
(i)    Classification: Class 10 consists of all Section 510(b) Claims.

(ii)    Treatment: On the Plan Effective Date, all Section 510(b) Claims shall be discharged and released, and each Holder of a Section 510(b) Claim shall not receive or retain any distribution, property, or other value on account of its Section 510(b) Claim.
(iii)    Impairment and Voting: Class 10 is Impaired under this Plan. Holders of Section 510(b) Claims are deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code. Thus, Holders of Section 510(b) Claims are not entitled to vote to accept or reject this Plan.
(k)    Class 11—Existing Equity Interests.
(i)    Classification: Class 11 consists of all Existing Equity Interests.
(ii)    Treatment: On the Plan Effective Date, and without the need for any further corporate or limited liability company action or approval of any board of directors, board of managers, members, shareholders, or officers of any (Reorganized) Debtor, as applicable, all Existing Equity Interests shall be cancelled, released, extinguished, or otherwise eliminated without any distribution, and will be of no further force or effect, and each Holder of an Existing Equity Interest shall not receive or retain any distribution, property, or other value on account of such Existing Equity Interest.
(iii)    Impairment and Voting: Class 11 is Impaired under this Plan. Holders of Existing Equity Interests are deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code. Thus, Holders of Existing Equity Interests are not entitled to vote to accept or reject this Plan.
Section 3.4    Special Provision Governing Unimpaired Claims.
Except as otherwise provided in this Plan, the DIP Orders, or the DIP Facility Documents, nothing under this Plan shall affect the Debtors’ or the Reorganized Debtors’ rights in respect of any Unimpaired Claim, including, but not limited to, all rights in respect of legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claim.

Section 3.5    Voting; Presumptions; Solicitation.
(a)    Acceptance by Certain Impaired Classes. Only Holders of Allowed Claims in Classes 3, 5, and 6 are entitled to vote to accept or reject this Plan. An Impaired Class of Claims shall have accepted this Plan if (i) the Holders of at least two-thirds (2/3) in amount of the Allowed Claims actually voting in such Class have voted to accept this Plan and (ii) the Holders of more than one-half (1/2) in number of the Allowed Claims actually voting in such Class have voted to accept this Plan. Holders of Allowed Claims or Interests in Classes 3, 5, and 6 have received Ballots containing detailed voting instructions.
(b)    Conclusively Presumed Acceptance by Unimpaired Classes. Holders of Claims in Classes 1, 2, 4, and 7, and certain Holders of Claims and Interests in Classes 8 and 9 are conclusively presumed to accept this Plan pursuant to section 1126(f) of the Bankruptcy Code. Accordingly, such Holders are not entitled to vote to accept or reject this Plan.

(c)    Deemed Not to Accept by Certain Impaired Classes. Holders of Interests in Classes 9 and 11, and certain Holders of Claims in Classes 8 and 10, are deemed not to accept this Plan pursuant to section 1126(g) of the Bankruptcy Code. Accordingly, such Holders are not entitled to vote to accept or reject this Plan.
(d)    Disputes Regarding Impairment. If a Holder of a Claim or Interest disputes the classification of such Holder’s Claim or Interest, then upon the filing of an objection to the Plan by such Holder, the Bankruptcy Court shall, after notice and a hearing, determine the proper classification of such Claim or Interest on or before the Confirmation Date.
Section 3.6    Nonconsensual Confirmation.
Because certain Classes of Claims or Interests are deemed to reject this Plan, the Debtors will seek Confirmation of this Plan under section 1129(b) of the Bankruptcy Code.

Section 3.7    Subordinated Claims.
The allowance, classification, and treatment of all Allowed Claims and Interests, and the respective distributions and treatments under this Plan, shall take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510 of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, except where otherwise provided herein, the Debtors reserve the right to reclassify any Allowed Claim or Interest in accordance with any contractual, legal, or equitable subordination rights relating thereto.

Section 3.8    Vacant Classes.
Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Combined Hearing shall not be deemed to have voted on this Plan for purposes of determining acceptance or rejection of this Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

Section 3.9    No Waiver.
Nothing contained in this Plan shall be construed to waive the Debtors’ or Reorganized Debtors’ right to object on any basis to any Claim, including after the Plan Effective Date.

ARTICLE IV.
MEANS FOR IMPLEMENTATION OF THE PLAN
Section 4.1    Compromise or Settlement of Controversies.
(a)    Other than as specifically set forth herein, this Plan shall be deemed a motion to approve the good-faith compromise and settlement of all Claims, Interests, Causes of Action, and controversies, pursuant to Bankruptcy Rule 9019, and the entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of such compromise and settlement under Bankruptcy Rule 9019, as well as a finding by the Bankruptcy Court that such settlement and compromise is fair, equitable, reasonable, and in the best interests of the Debtors and their Estates. Subject to Article VI hereof, all distributions made to Holders of Allowed Claims and Allowed Interests (as applicable) in any Class are intended to be and shall be final.
(b)    Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classifications, distributions, releases, and other benefits provided under this Plan, upon the Plan Effective Date, the provisions of this Plan shall constitute a good faith compromise and settlement of all Claims, Interests, Causes of Action, and controversies resolved under this Plan, and the entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of such compromise and settlement under Bankruptcy Rule 9019.
Section 4.2    Sources of Consideration for Plan Distribution.
(a)    The Debtors shall fund distributions under this Plan with: (1) Cash on hand, including Cash from operations; (2) the proceeds of the Exit Term Loan Facility and Exit RCF; (3) the New Equity Interests; and (4) the New Warrants. Cash payments to be made pursuant to this Plan will be made by the Debtors or the Reorganized Debtors. The Reorganized Debtors shall be entitled to transfer funds between and among their affiliates as they determine to be necessary or appropriate to enable the Reorganized Debtors to satisfy their obligations under this Plan. Except as set forth herein, any changes in intercompany account balances resulting from such transfers shall be accounted for and settled in accordance with the Debtors’ historical intercompany account settlement practices and shall not violate the terms of this Plan.
(b)     From and after the Plan Effective Date, subject to any applicable limitations set forth in any post-Plan Effective Date agreement (including, without limitation, the Exit Financing Documents, the New Organizational Documents, and the New Warrant Documents), the Reorganized Debtors shall have the right and authority without further order of the Bankruptcy Court to raise additional capital and obtain additional financing as the New Boards (or other applicable governing body) deem appropriate.
Section 4.3    Restructuring Transactions.
Following the Confirmation Date and subject to any applicable limitations set forth in any post-Plan Effective Date agreements, the Company may take all actions as may be reasonably necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate this Plan, in each case, as contemplated by, subject to the consent rights under, and in accordance with, the Restructuring Support Agreement and the DIP Facility Documents (the “Restructuring Transactions”), including but not limited to: (a) the execution and delivery of appropriate agreements or other documents of reorganization containing terms that are consistent with the terms of this Plan and that satisfy the requirements of applicable Law; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any property, right, liability, duty, or obligation on terms consistent with the terms of this Plan; (c) the filing of appropriate certificates of conversion, formation or incorporation or consolidation with the appropriate governmental authorities pursuant to applicable Law; (d) the execution, delivery, and filing, if applicable, of the Exit Financing Documents, the New Warrant Documents, and the New Organizational Documents; (e) such other transactions that are required to effectuate the Restructuring Transactions including any mergers, consolidations, restructurings, conversions, dispositions, transfers, formations, organizations, dissolutions, or liquidations; and (f) all other actions that the Reorganized Debtors reasonably determine are necessary or appropriate. None of the Restructuring Transactions (including Section 4.5 of this Plan) contemplated herein shall constitute, or be deemed or interpreted to be, a change of control under any agreement, severance plan, contract, or document of the Debtors.

Section 4.4    Continued Corporate Existence.
Except as otherwise provided in this Plan or any Restructuring Transactions Memorandum, or as otherwise may be agreed between the Debtors and the Required Consenting First Lien Lenders, each Debtor, as a Reorganized Debtor, shall continue to exist on and after the Plan Effective Date as a separate legal Entity with all of the powers available to such legal Entity under applicable Law and pursuant to the New Organizational Documents, without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) in accordance with such applicable Law. On or after the Plan Effective Date, without prejudice to the rights of any party to a contract or other agreement with a Reorganized Debtor, each Reorganized Debtor may, without the need for approval of the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, take such action as permitted by applicable Law, and such Reorganized Debtor’s organizational documents, as such Reorganized Debtor may determine is reasonable and appropriate, including, without limitation, causing: (a) the Reorganized Debtor to be merged into another Debtor or one or more of its Affiliates; (b) the Reorganized Debtor to be dissolved; (c) the conversion of the Reorganized Debtor from one entity type to another entity type; (d) the legal name of the Reorganized Debtor to be changed; (e) the closure of the Reorganized Debtor’s Chapter 11 Case on the Plan Effective Date or any time thereafter; or (f) the reincorporation of the Reorganized Debtor under the Law of a jurisdiction other than the Law under which the Debtor is currently incorporated.

Section 4.5    Private Company
The Reorganized Parent (a) shall emerge from the Chapter 11 Cases on the Plan Effective Date as a private company and the New Equity Interests shall not be listed on a public stock exchange, (b) subject to the provisions of this paragraph, shall not be a public reporting company pursuant to the Exchange Act and the rules and regulations promulgated thereunder, nor shall it be voluntarily subjected to any reporting requirements promulgated by the SEC, and (c) shall not be required to list the New Equity Interests on a U.S. or any foreign stock exchange. To the extent the following actions have not been completed on or prior to the Plan Effective Date, the Reorganized Parent shall (i) take all actions reasonably necessary or desirable to delist the Existing Equity Interests from The Nasdaq Capital Market and to deregister under the Exchange Act as promptly as practicable in compliance with SEC rules, (ii) file post-effective amendments to terminate all of the Company’s and Reorganized Parent’s effective registration statements under the Securities Act and deregister any and all unsold securities thereunder, (iii) file a Form 15 to terminate the Debtors’ registration under the Exchange Act and to suspend the Debtors’ reporting obligations under the Exchange Act with respect to the Existing Equity Interests, and (iv) take all actions reasonably necessary or desirable to ensure that the Reorganized Debtors shall not be subjected to any reporting requirements promulgated by the SEC.
Section 4.6    Corporate Action.
(a)    On the Plan Effective Date, all actions contemplated by this Plan and the Restructuring Transactions shall be deemed authorized and approved in all respects, including: (i) the selection of the managers or directors, as applicable, and officers of the Reorganized Debtors; (ii) the issuance of the New Equity Interests and the New Warrants under this Plan; (iii) the execution and entry into the Exit Financing Documents (and any related fees in connection therewith), the New Warrant Documents, and the New Organizational Documents; (iv) the formation or dissolution (if any) of any Entities pursuant to, and the implementation of the Restructuring Transactions and performance of all actions and transactions contemplated by this Plan, including the Restructuring Transactions Memorandum; and (v) all other actions contemplated by this Plan or Restructuring Transactions (whether to occur before, on, or after the Plan Effective Date), and all such actions taken or caused to be taken shall be deemed to have been authorized and approved by the Bankruptcy Court. All matters provided for in this Plan involving the corporate structure of the Debtors or the Reorganized Debtors and any corporate action required by the Debtors or the Reorganized Debtors in connection with this Plan shall be deemed to have timely occurred and shall be in effect and shall be authorized and approved in all respects, without any requirement of further action by the security holders, directors, or officers of the Debtors, Reorganized Debtors, or otherwise.
(b)    On or before the Plan Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized and, as applicable, directed, to issue, execute, and deliver the agreements, documents, securities, certificates of conversion, certificates of formation, certificates of incorporation, operating agreements, and instruments contemplated by this Plan (or necessary or desirable to effect the transactions contemplated by this Plan) in the name of and on behalf of the Reorganized Debtors, including the New Organizational Documents, the Exit Financing Documents, the New Warrant Documents, and any and all agreements, documents, securities, and instruments relating to the foregoing.
(c)    The authorizations and approvals contemplated by this Section 4.6 shall be effective notwithstanding any requirements under non-bankruptcy Law.
Section 4.7    Vesting of Assets.
(a)    Except as otherwise provided in (i) this Plan, (ii) the Confirmation Order, (iii) with respect to the Liens securing the DIP Facility, which Liens shall be retained by the DIP Agent to secure the Exit Term Loan Facility, the Exit RCF, and any remaining obligations under the DIP Facility, (iv) any Restructuring Transactions Memorandum, or (v) any agreement, instrument, or other document incorporated in, or entered into in connection with or pursuant to the Plan or the Plan Supplement, on the Plan Effective Date, all property of the Estates of the Debtors, including all Claims, Intercompany Interests, rights, and Causes of Action, and any property acquired by the Debtors under or in connection with this Plan, shall vest in the Reorganized Debtors free and clear of all Claims, Liens, charges, other encumbrances, and interests. Subject to the terms of this Plan, on and after the Plan Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property and prosecute, compromise, or settle any Claims (including any Administrative Claims), Intercompany Interests, and Causes of Action without supervision of or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules
(b)    On the Plan Effective Date, all documents, books, and records of the Debtors shall be deemed transferred and assigned to the Reorganized Debtors, and such transfer or assignment shall not result in the destruction or waiver of any attorney-client privilege, work-product protection, joint defense or common interest privilege, or other privilege or protection of immunity (i) held by any or all of the Debtors or their Estates, (ii) held by the board of directors (or similar body) or any subcommittee of the board of directors (or similar body) of any of the Debtors, or (iii) attaching to any document, communication, or thing (regardless of media); each such privilege shall be transferred to and vest exclusively in the Reorganized Debtors. For the avoidance of doubt, any communications prior to the

Plan Effective Date between the Debtors, the DIP Agent, the Prepetition Agent, the Trustees, the Consenting Stakeholders, and their respective Related Parties shall be protected by common interest privilege.
Section 4.8    Indemnification Provisions in Organizational Documents.
(a)    Any D&O Liability Insurance Policies (including, without limitation, any “tail policy” and all agreements, documents, or instruments related thereto) pursuant to which any of the Debtors’ current or former directors, officers, managers, or other employees are insured shall remain in force through the expiration of any such Insurance Policy (or “tail policy,” as applicable). The Company shall not terminate or otherwise reduce the “side-A” coverage under any D&O Liability Insurance Policies in effect immediately prior to the Plan Effective Date. Any directors and officers of the Company who served in such capacity at any time before or after the Plan Effective Date shall be entitled, subject to and in accordance with the terms and conditions of such policy in all respects, to the full benefits of any such policy for the full term of such policy regardless of whether such directors or officers remain “insureds” after the Plan Effective Date. Notwithstanding anything herein to the contrary, the Company shall retain the ability to supplement such D&O Liability Insurance Policies as the Company reasonably deems necessary, including by purchasing any tail coverage (including a tail policy).
(b)    On or before the Plan Effective Date, to the extent not already obtained, the Debtors shall obtain a new D&O Liability Insurance Policy and a “tail policy” for the existing D&O Liability Insurance Policy for the benefit of the Debtors’ current and former directors, officers, managers, or other employees on terms no less favorable than the Debtors’ existing director, officer, manager, and employee coverage and with an available aggregate limit of liability upon the Plan Effective Date of no less than the aggregate limit of liability under the existing director, officer, manager, and employee coverage upon placement, at the expense of the Debtors or the Reorganized Debtors, as applicable. Alternatively, if the D&O Liability Insurance Policy has not expired, the Debtors shall assume (and assign to the Reorganized Debtors if necessary, pursuant to section 365(a) of the Bankruptcy Code), pursuant to the terms of the Plan and Confirmation Order, the D&O Liability Insurance Policy.
(c)    On the Plan Effective Date, all Indemnification Obligations in favor of the Indemnified Parties shall be assumed by the Debtors pursuant to the provisions in Article V herein, to the extent assumable, and shall otherwise remain irrevocable obligations of the Reorganized Debtors, in each case, in the form set forth therein immediately prior to the Plan Effective Date.
(d)    No Reorganized Debtor shall amend or restate its certificate of incorporation, bylaws, or similar organizational document after the Plan Effective Date to terminate or materially and adversely affect (i) any Reorganized Debtor’s Indemnification Obligations referred to in this Section 4.8 or (ii) the rights of such managers, directors, officers, employees, or agents referred to in this Section 4.8.

Section 4.9    Cancellation of Existing Securities and Agreements.
(a)    On the Plan Effective Date, except as otherwise specifically provided for in this Plan or the Confirmation Order, including, for the avoidance of doubt, with respect to the Exit Financing Documents and the Liens securing the DIP Facility, which Liens shall be retained by the DIP Agent to secure the Exit Term Loan Facility, the Exit RCF, and any remaining obligations under the DIP Facility: (i) any certificate, share, note, bond, agreement, indenture, purchase right, option, warrant, or other instrument or document directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors giving rise to any Claim or Interest (except such certificates, notes, or other instruments or documents evidencing indebtedness or obligations of the Debtors that are specifically Reinstated pursuant to this Plan (including the DOJ Claims)) shall be cancelled, terminated and of no further force or effect, without further act or action, and the Debtors and the Reorganized Debtors shall not have any continuing obligations thereunder, except, with respect to the Prepetition PIK Notes Indenture and the Prepetition Unsecured Convertible Notes Indenture, as necessary to (a) enforce the rights, Claims and interests of the Trustee and any predecessor thereof vis-a-vis parties other than the Released Parties; (b) allow the receipt of and to make distributions under the Plan in accordance with the terms of the Prepetition PIK Notes Indenture and the Prepetition Unsecured Convertible Notes Indenture, as applicable; (c) permit the Trustee to preserve any rights of the Trustee and any predecessor thereof as against any money or property distributable to Holders of Prepetition PIK Notes Claims or Prepetition Unsecured Convertible Notes Claims, as applicable; (d) permit the Trustee to seek compensation and reimbursement for any function necessary to effectuate the foregoing; (e) preserve any rights of the Trustee to payment of fees, expenses, and indemnification obligations as against any distributions, including any rights to priority of payment and/or to exercise charging liens pursuant to the Prepetition PIK Notes Indenture or the Prepetition Unsecured Convertible Notes Indenture, as applicable, and enforce its rights, Claims, and interests, vis-à-vis any party other than the Debtors; and (f) allow the Trustee to appear and participate in the Chapter 11 Cases or any other proceeding with respect to clauses (a) through (e) above, as applicable, and any other proceedings or appeals related to the Plan; and with respect to the Prepetition First Lien Credit Agreement, as necessary to (u) enforce the rights, Claims and interests of the Prepetition Agent and any predecessor thereof vis-a-vis parties other than the Released Parties; (v) allow the receipt of and to make distributions under the Plan in accordance with the terms of the Prepetition First Lien Credit Agreement; (w) permit the Prepetition Agent to preserve any rights of the Prepetition Agent and any predecessor thereof as against any money or property distributable to Holders of Prepetition First Lien Claims; (x) permit the Prepetition Agent to seek compensation and reimbursement for any function necessary to effectuate the foregoing; (y) preserve any rights of the Prepetition Agent to payment of fees, expenses, and indemnification obligations as against any distributions, including any rights to priority of payment with respect to the Prepetition First Lien Lenders, and enforce its rights, Claims, and interests, vis-à-vis any party other than the Debtors; and (z) allow the Prepetition Agent to appear and participate in the Chapter 11 Cases or any other proceeding with respect to clauses (u) through (y) above, as applicable, and any other proceedings or appeals related to the Plan; and (ii) the obligations of the Debtors pursuant, relating, or pertaining to any agreements, certificates of designation, bylaws or certificate or articles of incorporation or similar documents governing the shares, certificates, notes, bonds, purchase rights, options, warrants, or other instruments or documents evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors (except such agreements, certificates, notes, or other instruments evidencing indebtedness or obligations of the Debtors that are specifically Reinstated or assumed pursuant to this Plan, if any) shall be released and discharged; provided, that notwithstanding Confirmation or the occurrence of the Plan Effective Date, any agreement that governs the rights of a Holder of a Prepetition PIK Notes Claim, a Prepetition Unsecured Convertible Notes Claim, or a Prepetition First Lien Claim shall also continue in effect to allow the Trustee or the Prepetition Agent, as applicable, to appear and be heard in the Chapter 11 Cases or in any proceeding in the Bankruptcy Court or any other court to enforce the respective obligations owed to such parties under the Plan. Holders of or parties to such cancelled or terminated certificates, shares, notes, bonds, agreements, indentures, purchase rights, options, warrants, or other instruments or documents directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors giving rise to any Claim or Interest shall have no rights arising from or related thereto, or the cancellation thereof, except the rights, distributions, and treatment provided for pursuant to this Plan or the Confirmation Order.
(b)    Notwithstanding such cancellation and discharge, subject to the applicable provisions of this Plan (including Section 3.3(i)) and the Confirmation Order:
(i)    The interests of the Reorganized Debtors in their direct and indirect subsidiaries shall remain unaffected by this Plan, unless such other treatment is agreed in accordance with Article III hereof.
(ii)    The DIP Facility Documents shall continue in effect solely for purposes of allowing the DIP Agent to (A) receive distributions from the Debtors under this Plan and to make further distributions to the Holders of DIP Claims on account of such DIP Claims, as set forth in Article VI hereof; (B) enforce its interests with respect to the DIP Lenders; (C) enforce its rights to payment of fees, premiums, expenses, and indemnification obligations as against any money or property distributable to Holders of DIP Claims, including any rights to priority of payment with respect to the DIP Lenders; and (D) appear and be heard in the Bankruptcy Court or in any other court of competent jurisdiction to enforce any obligation owed to the DIP Agent or Holders of DIP Claims under this Plan.
Except for the foregoing, subject to the performance by the Trustee, the Prepetition Agent, and the DIP Agent of their respective obligations under the Plan, the Trustee, the Prepetition Agent, and the DIP Agent and their respective agents shall be relieved of all further duties and responsibilities related to the Prepetition PIK Notes Indenture, the Prepetition Unsecured Convertible Notes Indenture, the Prepetition First Lien Credit Agreement, and the DIP Facility Documents, as applicable, upon the occurrence of the Plan Effective Date, and the Prepetition PIK Notes Indenture, the Prepetition Unsecured Convertible Notes Indenture, and the Prepetition First Lien Credit Agreement shall automatically be terminated.

Section 4.10    Cancellation of Certain Existing Security Interests.
(a)    Upon the full payment or other satisfaction of an Allowed Other Secured Claim or Allowed DIP Claim or promptly thereafter, the Holder of such Claims shall deliver to the Debtors or Reorganized Debtors, as applicable, any collateral or other property of the Debtors held by such Holder, together with any termination statements, instruments of satisfaction, or releases of all security interests with respect to its Claims that may be reasonably required to terminate any related financing statements, guaranties, mortgages, mechanics’ or other Liens, or lis pendens, or similar interests or documents.
(b)    Furthermore, upon full payment or other satisfaction of the foregoing Claims, on or after the Plan Effective Date, the Debtors or the Reorganized Debtors, at their expense, may, in their sole discretion, take any action necessary to terminate, cancel, extinguish, or evidence the release of any and all guaranties, mortgages, deeds of trust, Liens, pledges, and other security interests with respect to such Claims, including, without limitation, the preparation and filing of any and all documents necessary to terminate, satisfy, or release any guaranties, mortgages, deeds of trust, Liens, pledges, and other security interests, including, without limitation, UCC-3 termination statements.
Section 4.11    Approval of the Exit Financing Facilities and the Exit Financing Documents.
(a)    On the Plan Effective Date, the Reorganized Debtors’ funded debt shall consist of the Exit Term Loan Facility and shall also consist of the Exit RCF. The Reorganized Debtors may use the Exit Term Loan Facility and the Exit RCF for any purpose permitted by the Exit Financing Documents, including the funding of obligations under this Plan and satisfaction of ongoing working capital needs.
(b)    Confirmation of this Plan shall be deemed to constitute approval of the Exit Term Loan Facility, the Exit RCF, the Exit Financing Documents (including all transactions contemplated thereby, such as any supplementation or additional syndication of the Exit Term Loan Facility or the Exit RCF, and all actions to be taken, undertakings to be made and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, and expenses provided for therein), and, subject to the occurrence of the Plan Effective Date, authorization for the Reorganized Debtors to enter into and perform their obligations under the Exit Financing Documents, and such other documents as may be reasonably required or appropriate, in each case, in accordance therewith.
(c)    The Exit Financing Documents shall constitute legal, valid, binding, and authorized obligations of the Reorganized Debtors, enforceable in accordance with their terms. The financial accommodations to be extended pursuant to the Exit Financing Documents are being extended, and shall be deemed to have been extended, in good faith, for legitimate business purposes, are reasonable, shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever, and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy Law.
(d)    On the Plan Effective Date, all of the Liens and security interests granted or to be granted in accordance with the Exit Financing Documents shall: (i) be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Exit Financing Documents; (ii) be deemed automatically, without any further action being required by the Debtors, the Reorganized Debtors any agent under the Exit Term Loans or the Exit RCF, or any of the Exit Lenders, perfected on the Plan Effective Date on a first-priority basis, subject only to (solely with respect to the first-priority nature of such Liens and security interests) such Liens and security interests as may be permitted to be senior thereto under the Exit Financing Documents; (iii) not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy Law; and (iv) shall be senior to any Liens that the DIP Claims were senior to, including the DOJ Claims. While not necessary, the Reorganized Debtors and the Entities granting such Liens and security interests are authorized to make all filings and recordings, and to obtain all governmental approvals and consents in connection with such Liens and security interests under the provisions of applicable state, provincial, federal, or other Law (whether domestic or foreign) that would be applicable in the absence of this Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order, and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable Law to give notice of such Liens and security interests to third parties.
Section 4.12    Issuance of New Equity Interests.
(a)    Units of the New Equity Interests shall be authorized under the New Organizational Documents. The New Equity Interests (other than those issued pursuant to the Management Incentive Plan, which shall be issued as contemplated thereby and in accordance herewith) shall be issued on the Plan Effective Date and distributed as soon as practicable thereafter in accordance with this Plan, including to Holders of Allowed Prepetition First Lien Claims, Allowed Prepetition PIK Notes Claims, and Allowed Prepetition Unsecured Convertible Notes Claims, as applicable, pursuant to Article III hereof. All New Equity Interests issuable in accordance with this Plan, when so issued, shall be duly authorized, validly issued, fully paid, and non-assessable. The issuance of the New Equity Interests is authorized without the need for any further corporate action and without any further action by any Holder of a Claim or Interest. All Holders of New Equity Interests, however issued, shall be deemed to be a party to, and bound by, the applicable New Organizational Documents, in accordance with their terms, without the requirement to execute a signature page thereto.
(b)    All Existing Equity Interests outstanding prior to the Plan Effective Date (including all rights exchangeable or exercisable for shares of Existing Equity Interests) shall be extinguished upon the Plan Effective Date, and Holders thereof shall not receive any payment or property on account of any such Existing Equity Interests.
Section 4.13    Issuance of New Warrants.
(a)    The New Warrants shall be authorized under the New Warrant Documents. The New Warrants shall be issued on the Plan Effective Date and distributed as soon as practicable thereafter in accordance with this Plan to Holders of Allowed Prepetition PIK Notes Claims and Allowed Prepetition Unsecured Convertible Notes Claims as a component of the Notes Recovery, pursuant to Article III hereof. All New Warrants issuable in accordance with this Plan, when so issued, shall be duly authorized and validly issued, and any New Equity Interests issuable upon the exercise of the New Warrants shall, when issued, be duly authorized, validly issued, fully paid, and non-assessable. The issuance of the New Warrants (and the issuance of New Equity Interests upon the exercise thereof in accordance with the terms of the New Warrant Documents) is authorized without the need for any further corporate action and without any further action by any Holder of a Claim or Interest. All Holders of New Warrants shall be deemed to be a party to, and bound by, the applicable New Warrant Documents, in accordance with their terms, without the requirement to execute a signature page thereto.
Section 4.14    Exemption from Registration Requirements.
(a)    The issuance and distribution of the New Equity Interests and the New Warrants (including any New Equity Interests issuable upon the exercise of the New Warrants) under this Plan shall be exempt from registration under the Securities Act, or any state or local law requiring registration for the offer and sale of a security, in reliance upon the exemption provided in section 1145(a) of the Bankruptcy Code to the maximum extent permitted by law, or, if section 1145(a) of the Bankruptcy Code is not available, then the New Equity Interests and the New Warrants (including any New Equity Interests issuable upon the exercise of the New Warrants) will be offered, issued, and distributed under this Plan pursuant to other applicable exemptions from registration under the Securities Act and any other applicable securities laws.
(b)    Any New Equity Interests or New Warrants (including any New Equity Interests issuable upon the exercise of the New Warrants) issued to an entity that is an “underwriter” with respect to such securities, as that term is defined in section 1145(b) of the Bankruptcy Code (collectively, the “Private Securities”), shall be issued in reliance upon section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, or, solely to the extent such exemptions are not available, other available exemptions from registration under the Securities Act. All New Equity Interests and New Warrants (including any New Equity Interests issuable upon the exercise of the New Warrants) issuable under this Plan other than the Private Securities (collectively, the “1145 Securities”) shall be exempt, without further act or actions by any Entity, from registration under the Securities Act and any other applicable securities laws pursuant to section 1145 of the Bankruptcy Code or pursuant to other applicable exemptions from registration under the Securities Act and any other applicable securities Laws.
(c)     Subject to the transfer provisions, if any, and other applicable provisions of the New Organizational Documents and the New Warrant Documents, the 1145 Securities may be resold without registration under the Securities Act or other federal securities Laws pursuant to the exemption provided by section 4(a)(1) of the Securities Act, unless the holder (i) is an “underwriter” with respect to such securities, as that term is defined in section 1145(b) of the Bankruptcy Code, (ii) is an “affiliate” of the Reorganized Debtors (as defined in Rule 144(a)(1) under the Securities Act), or (iii) has been such an “affiliate” within ninety (90) days of such transfer.
(d)    The Private Securities will be considered “restricted securities” and may not be transferred except pursuant to an effective registration statement or under an available exemption from the registration requirements of the Securities Act, subject to, in each case, the transfer provisions, if any, and other applicable provisions set forth in the New Organizational Documents and the New Warrant Documents.
(e)    Neither the Debtors, the Reorganized Debtors, nor any other Entity shall be required to provide any further evidence other than this Plan or the Confirmation Order with respect to the treatment of the New Equity Interests or the New Warrants under applicable securities laws. DTC and any transfer agent (as applicable) shall be required to accept and conclusively rely upon this Plan or the Confirmation Order in lieu of a legal opinion regarding whether the New Equity Interests or the New Warrants are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services (to the extent applicable).
(f)    Notwithstanding anything to the contrary in this Plan, no Entity (including DTC and any transfer agent) shall be entitled to require a legal opinion regarding the validity of any transaction contemplated by this Plan, including whether the New Equity Interests or the New Warrants are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.
Section 4.15    Organizational Documents.
On the Plan Effective Date, the Reorganized Debtors, and, if necessary or advisable (as reasonably determined by the Company and the Required Consenting Noteholders and Required Consenting First Lien Lenders), their non-Debtor subsidiaries shall enter into such agreements and amend their corporate governance documents to the extent necessary to implement the terms and provisions of this Plan. The New Organizational Documents shall comply with section 1123(a)(6) of the Bankruptcy Code and shall provide for terms consistent with those set forth in the Restructuring Support Agreement and otherwise in accordance with the consent rights set forth therein.

Section 4.16    Exemption from Certain Transfer Taxes and Recording Fees.
To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfer from the Debtors to the Reorganized Debtors or to any Entity pursuant to, in contemplation of, or in connection with this Plan, the Restructuring Transactions, or pursuant to: (a) the issuance, distribution, transfer, or exchange of any debt, securities, or other interest in the Debtors or the Reorganized Debtors, including the New Equity Interests, the Exit Term Loan Facility, the Exit RCF, and the New Warrants, (b) the creation, modification, consolidation, or recording of any mortgage, deed of trust or other security interest, or the securing of additional indebtedness by such or other means, including the grant of collateral as security for any or all of the Exit Term Loan Facility and the Exit RCF; (c) the making, assignment, or recording of any lease or sublease; or (d) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, this Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to this Plan, shall not be subject to any Stamp or Similar Tax or governmental assessment, and the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment. Unless the Bankruptcy Court orders otherwise, all sales, transfers, and assignments of owned and leased property approved by the Bankruptcy Court on or before the Plan Effective Date shall be deemed to have been in furtherance of, or in connection with, this Plan.

Section 4.17    Managers, Directors and Officers of the Company.
(a)    Except to the extent that a member of the board of directors or board of managers, or the sole manager, as applicable, of any Debtor is designated in the Plan Supplement to serve as a director, manager, or sole manager of the Reorganized Debtors on the Plan Effective Date, the members of the board of directors or board of managers, or the sole manager, as applicable, of any Debtor prior to the Plan Effective Date, in their capacities as such, shall have no continuing obligations to the Reorganized Debtors on or after the Plan Effective Date, and each such director, manager, or sole manager shall be deemed to have resigned or shall otherwise cease to be a director, manager, or sole manager of the Reorganized Debtors on the Plan Effective Date.
(b)    Each of the directors, managers, sole managers and officers of the Company shall serve pursuant to the terms of the applicable New Organizational Documents of the Reorganized Debtors and may be designated, replaced, or removed in accordance with such New Organizational Documents. The size and composition of the Reorganized Debtors’ New Boards shall be determined by the Required Consenting First Lien Lenders in consultation with the Debtors. The members of the New Boards, if known, shall be disclosed prior to the Combined Hearing in accordance with section 1129(a)(5) of the Bankruptcy Code.
Section 4.18    Incentive Plans.
(a)    All Existing Equity and equity-based awards and plans (including phantom awards denominated in equity, options, and equity appreciation rights), granted to employees, directors, or other service providers, whether or not vested, shall be cancelled as of the Plan Effective Date.
(b)    The Reorganized Parent may reserve for senior management a pool of up to 10% of the New Equity Interests, on a fully diluted basis (assuming the New Warrants are treated as having been fully exercised), that are issued and outstanding on the Plan Effective Date for the Management Incentive Plan, on terms to be determined by the Reorganized Parent’s New Board.
Section 4.19    Effectuating Documents; Further Transactions.
(a)    Prior to, on, and after the Plan Effective Date, the Debtors and Reorganized Debtors and the directors, managers, officers, authorized persons, and members of the board of directors or managers and directors thereof, are authorized to and may issue, execute, deliver, file, or record such contracts, securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and provisions of this Plan, the Restructuring Support Agreement, the Exit Financing Documents, the New Warrant Documents, any Restructuring Transactions Memorandum, the New Organizational Documents, and any other securities issued pursuant to this Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorizations, actions, or consents except for those expressly required pursuant to this Plan.
(b)    For the avoidance of doubt, the Confirmation Order shall be deemed to, pursuant to both section 1123 and section 363 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effectuate any transaction described in, approved by, contemplated by, or necessary to effectuate this Plan.

Section 4.20    Employment Obligations
(a)    Subject to Section 4.18, on the Plan Effective Date, and without limiting any authority provided to the New Boards under each Reorganized Debtor’s respective New Organizational Documents, each Reorganized Debtor shall (a) amend, adopt, assume, or honor in the ordinary course of business any contracts, agreements, policies, programs, or plans, in accordance with their respective terms, for, among other things, compensation, including any incentive plans, retention plans, health care benefits, disability benefits, deferred compensation benefits, savings, severance benefits, retirement benefits, welfare benefits, workers’ compensation insurance, supplemental executive retirement plans, and accidental death and dismemberment insurance for the directors, officers, and employees of any Company Party who served in such capacity before and after the Plan Effective Date, and (b) honor, in the ordinary course of business, Claims of employees employed as of the Plan Effective Date for accrued vacation time arising prior to the RSA Effective Date and not otherwise paid in the ordinary course of business or pursuant to a court order. Notwithstanding the foregoing, pursuant to section 1129(a)(13) of the Bankruptcy Code, from and after the Plan Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable Law. For the avoidance of doubt, nothing herein shall impact or limit the ability of any Company Party to amend, modify, or terminate such arrangements in accordance with their terms following the Plan Effective Date.
(b)    Notwithstanding the foregoing, pursuant to section 1129(a)(13) of the Bankruptcy Code, from and after the Plan Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable Law. For the avoidance of doubt, nothing herein shall impact or limit the ability of any Company Party to amend, modify, or terminate such arrangements in accordance with their terms following the Plan Effective Date. For the avoidance of doubt, all equity or equity-based awards and plans (including phantom awards denominated in equity, options, and equity appreciation rights), granted to employees, directors, or other service providers, whether or not vested, shall be cancelled as of the Plan Effective Date.
(c)    Notwithstanding anything to the contrary above, (i) all existing employment and change-in-control agreements, (ii) all existing severance arrangements, and (iii) all existing incentive awards denominated in cash shall be assumed (subject to any modifications set forth in this Plan or the Management Incentive Plan) on the Plan Effective Date, or each Company Party shall enter into new agreements with such employees on terms and conditions acceptable to the Company and such employees, respectively, at the election of such employee.

Section 4.21    Retained Causes of Action.
(a)    Unless any Causes of Action or Claims against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in this Plan, the DIP Orders, or by a Final Order, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue any and all Causes of Action or Claims in the ordinary course, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement (collectively, the “Retained Causes of Action”), and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action and Claims shall be preserved notwithstanding the occurrence of the Plan Effective Date. The Reorganized Debtors may pursue such Retained Causes of Action or Claims and may exercise any and all rights in connection therewith. For the avoidance of doubt, in no instance will any Cause of Action preserved pursuant to this Section 4.21 include any Claim or Cause of Action with respect to, or against, a Released Party that is released under the Plan. For the avoidance of doubt, the Debtor Release, including without limitation the scope of the Released Parties, is subject in all respects to the conclusion of the Investigation and the Special Committee’s determination with respect to any potential Claims or Causes of Action, if any, identified therein, and the Debtors expressly reserve the right to determine prior to Confirmation of this Plan not to release and to bring any such Claims or Causes of Action.
(b)    No Entity may rely on the absence of a specific reference in this Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors or the Reorganized Debtors will not pursue any and all available Causes of Action against it. Unless any such Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, assigned, or settled in the Plan, Confirmation Order, or a Final Order, all such Causes of Action shall be expressly reserved by the Reorganized Debtors for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation of this Plan. The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided herein.
Section 4.22    Liability of Officers, Directors, and Agents
(a)    The provisions of section 1125(e) of the Bankruptcy Code govern the protection from liability with respect to all matters governed by section 1125(e) of the Bankruptcy Code. The Debtors and their successors (and the officers, directors or agents of the Debtors or their successors) have no liability for conduct that was authorized by an Order of the Bankruptcy Court. With respect to conduct during the period from the Petition Date through the Plan Effective Date, the Debtors and their successors (and the officers, directors or agents of the Debtors or their successors) may be subject to liability only for conduct that constituted: (i) actual fraud, (ii) gross negligence, or (iii) willful misconduct; provided that the provisions of this Section 4.22 apply only to the extent that such limitations on liability exist under applicable non-bankruptcy law. Notwithstanding this Section 4.22, this Plan does not limit liability for conduct for which the Bankruptcy Court’s approval was required by applicable Law, but for which approval was not granted.

ARTICLE V.
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES
Section 5.1    Assumption of Executory Contracts and Unexpired Leases.
(a)    All Executory Contracts and Unexpired Leases of the Debtors shall be assumed absent an objection as set forth in Section 5.2 hereof or an order requiring rejection, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, pursuant to section 365 of the Bankruptcy Code as of the Plan Effective Date, except for those Executory Contracts and Unexpired Leases that, in each case, (i) have been assumed or rejected by the Debtors by prior order of the Bankruptcy Court, (ii) are the subject of a motion to reject filed by the Debtors pending on the Plan Effective Date, (iii) are identified as rejected Executory Contracts and Unexpired Leases by the Debtors on the Schedule of Rejected Executory Contracts and Unexpired Leases, if any, filed in the Plan Supplement, which may be amended by the Debtors up to and through the Plan Effective Date to add or remove Executory Contracts and Unexpired Leases by filing with the Bankruptcy Court a subsequent Plan Supplement and serving it on the affected non-Debtor contract parties; or (iv) are rejected or terminated pursuant to the terms of this Plan (the remaining Executory Contracts and Unexpired Leases being the “Assumed Contracts and Leases”). The Assumed Contracts and Leases shall be fully enforceable by the Reorganized Debtors in accordance with the terms thereof, except as otherwise modified by the provisions of this Plan, or by any order of the Bankruptcy Court. Any rejection of an Executory Contract or Unexpired Lease pursuant to this Plan, including the designation of any Executory Contract or Unexpired Lease on the Schedule of Rejected Executory Contracts and Unexpired Leases, shall be subject to the prior consent of the Required Consenting First Lien Lenders and the other consent rights in the Restructuring Support Agreement.
(b)    The Confirmation Order shall constitute an order of the Bankruptcy Court: (i) approving the assumption of all Assumed Contracts and Leases, as described in this Plan, pursuant to Bankruptcy Code sections 365(a) and 1123(b)(2); (ii) providing that each assumption, assumption and assignment, or rejection, as the case may be, is in the best interests of the Reorganized Debtors, their Estates, and all parties in interest in the Chapter 11 Cases; and (iii) providing that the requirements for assumption or assumption and assignment of any Executory Contract or Unexpired Lease to be assumed have been satisfied. Unless otherwise indicated, all assumptions or rejections of Executory Contracts or Unexpired Leases pursuant to this Plan are effective as of the Plan Effective Date.
(c)    Except as otherwise provided herein or agreed to by the Debtors and the applicable counterparty, each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements related thereto, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests. To the maximum extent permitted by law, to the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to this Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by this Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease or the validity, priority, or amount of any Claims that may arise in connection therewith, and do not elevate to administrative expense priority any prepetition Claims.
Section 5.2    Cure of Defaults for Assumed Executory Contracts and Unexpired Leases.
(a)    Unless otherwise agreed in writing by such counterparty, any monetary defaults that are required to be cured to assume an Executory Contract or Unexpired Lease shall be satisfied pursuant to section 365(b)(1) of the Bankruptcy Code in the ordinary course of business. Any counterparty to an Executory Contract or Unexpired Lease that fails to timely raise any objection that could have been raised under section 365 of the Bankruptcy Code shall be deemed to have consented to the Debtors’ assumption of such Executory Contract or Unexpired Lease, to the extent any such consent is required, and all such counterparties shall be forever enjoined and barred from objecting to the Debtors’ assumption of such Executory Contract or Unexpired Lease for any reason.
(b)    If there is a dispute regarding (i) the amount of any Cure Cost, (ii) the ability of the Reorganized Debtors to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed or (iii) any other matter pertaining to assumption, then the Bankruptcy Court shall retain jurisdiction in all respects to hear such disputes; provided that the occurrence of any such dispute shall not prevent or delay Confirmation or Consummation of this Plan; provided further that the (Reorganized) Debtors may settle, with the reasonable consent of the Required Consenting First Lien Lenders, any such dispute without any further notice to any party or any action, order, or approval of the Bankruptcy Court; provided further that notwithstanding anything to the contrary herein, the Debtors reserve the right to either reject or nullify the assumption of any Executory Contract or Unexpired Lease within forty-five (45) days after the entry of a Final Order resolving an objection to assumption, determining the Cure Cost under an Executory Contract or Unexpired Lease that was subject to a dispute, or resolving any request for adequate assurance of future performance required to assume such Executory Contract or Unexpired Lease.
(c)    Assumption of any Executory Contract or Unexpired Lease pursuant to this Plan or otherwise, and the continued performance thereunder (or the payment of a Cure Cost, if any), shall result in the full release, satisfaction, and cure of any defaults thereunder, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of such assumption or assumption and assignment. Any and all Proofs of Claim filed with respect to an Executory Contract or Unexpired Lease that has been assumed or assumed and assigned in the Chapter 11 Cases, including pursuant to the Confirmation Order, and for which any Cure Cost has been fully paid pursuant to this Section 5.2 shall be deemed Disallowed and expunged as of the Plan

Effective Date, without the need for any objection thereto or any further notice to or action, order, or approval of the Bankruptcy Court.
(d)    With respect to payment of any Cure Costs or disputes over any Cure Costs, none of the (Reorganized) Debtors or any other Entity, as applicable, shall have any obligation to recognize or deal with any Entity other than the non-Debtor party to the applicable Executory Contract or Unexpired Lease as of the Distribution Date, even if such non-Debtor party has sold, assigned, or otherwise transferred its Cure Costs.
Section 5.3    Claims Based on Rejection of Executory Contracts or Unexpired Leases.
If the rejection by the Debtors, pursuant to this Plan or otherwise, of an Executory Contract or Unexpired Lease gives rise to a Claim, a Proof of Claim must be filed within thirty (30) days after the earlier of (i) notice of entry of the Confirmation Order or (ii) other notice that the Executory Contract or Unexpired Lease has been rejected. Any Claims not filed within the applicable time period will be forever barred from assertion against the Debtors, the Reorganized Debtors, their Estates, and their property, and shall be deemed Disallowed and expunged as of the Plan Effective Date, without the need for any objection thereto or any further notice to or action, order, or approval of the Bankruptcy Court.
Section 5.4    Indemnification Obligations.
(a)    Any and all Indemnification Obligations in favor of the Indemnified Parties shall remain in full force and effect in accordance with Section 4.8 hereof and shall not be discharged, impaired, or otherwise affected by this Plan. All such obligations shall be deemed and treated as Executory Contracts that are assumed by the Debtors under this Plan and shall continue as obligations of the Reorganized Debtors.
(b)    All of the Debtors’ rights to indemnification by third parties shall vest in the Reorganized Debtors on the Effective Date.
Section 5.5    Contracts and Leases Entered Into After the Petition Date.
Contracts and leases entered into after the Petition Date by the Debtors, including any Executory Contracts and Unexpired Leases assumed by the Debtors, shall be performed by the Debtors or Reorganized Debtors liable thereunder in the ordinary course of its business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order.

Section 5.6    Insurance Policies.
All Insurance Policies pursuant to which the Debtors have any obligations in effect as of the Plan Effective Date shall be deemed and treated as Executory Contracts pursuant to this Plan and shall be assumed by the Reorganized Debtors and shall continue in full force and effect thereafter in accordance with such policy’s respective terms.

Section 5.7    Reservation of Rights.
Nothing contained in this Plan shall constitute an admission by the Debtors that any contract or lease is in fact an Executory Contract or Unexpired Lease or that the Reorganized Debtors have any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption, the (Reorganized) Debtors shall have 90 days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease pursuant to the Plan. If any such dispute is not timely resolved, either party may submit the dispute to the Bankruptcy Court for adjudication

ARTICLE VI.
PROVISIONS GOVERNING DISTRIBUTIONS
Section 6.1    Distribution on Account of Claims and Interests Allowed as of the Plan Effective Date.
Except as otherwise provided in this Plan or a Final Order, or as agreed to by the relevant parties receiving such distributions, distributions under this Plan on account of Claims Allowed on or before the Plan Effective Date shall be made on the Distribution Date; provided that (a) Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases or arising under Executory Contracts or Unexpired Leases assumed by the Debtors shall be paid or performed in the ordinary course of business in accordance with the terms and conditions of any controlling agreements, orders, course of dealing, course of business, or industry practice and (b) in accordance with Article II of this Plan, Allowed Priority Tax Claims, unless otherwise agreed, shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code. To the extent any Allowed Priority Tax Claim is not due and owing on the Plan Effective Date, such Claim shall be paid in accordance with the terms of any agreement between a Debtor and the Holder of such Claim, or as may be due and payable under applicable non-bankruptcy Law, or in the ordinary course of business.

Section 6.2    Distribution on Account of Claims and Interests Allowed After the Plan Effective Date.
(a)    Payments and Distributions on Disputed Claims. Except as otherwise provided in this Plan, a Final Order, or as agreed to by the relevant parties, distributions under this Plan on account of a Disputed Claim that becomes Allowed after the Plan Effective Date shall be made on or prior to the first day that is thirty (30) Business Days after such Disputed Claim become an Allowed Claim; provided that (i) Disputed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases or assumed by the Debtors on or before the Plan Effective Date that become Allowed after the Plan Effective Date shall be paid or performed in the ordinary course of business in accordance with the terms and conditions of any controlling agreements, course of dealing, course of business, or industry practice and (ii) Disputed Priority Tax Claims that become Allowed Priority Tax Claims after the Plan Effective Date shall be treated as Allowed Priority Tax Claims and paid in the ordinary course of business.

(b)    Special Rules for Distributions to Holders of Disputed Claims. Notwithstanding any provision otherwise in this Plan and except as otherwise agreed to by the relevant parties, no payments or distributions shall be made with respect to a Disputed Claim until all such disputes in connection with such Disputed Claim have been resolved by settlement or agreement among the relevant parties, or by Final Order.
(c)    Timing and Calculation of Amounts to Be Distributed. Except as otherwise provided herein, on the Distribution Date (or if a Claim is not an Allowed Claim on the Distribution Date, on the date that such Claim becomes an Allowed Claim, or as soon as reasonably practicable thereafter), each Holder of an Allowed Claim shall receive the full amount of the distributions that this Plan provides for such Allowed Claims in the applicable Class. Except as otherwise provided in this Plan, or any order of the Bankruptcy Court, Holders of Claims shall not be entitled to interest, dividends, or accruals on the distributions provided for in this Plan, regardless of whether such distributions are delivered on or at any time after the Plan Effective Date.
Section 6.3    Delivery of Distributions.
(a)    Record Date for Distributions. On the Distribution Date or such other date as agreed between the (Reorganized) Debtors and the Required Consenting First Lien Lenders, the Claims Register shall be closed and any party responsible for making distributions shall be authorized and entitled to recognize only those Holders of Claims listed on the Claims Register as of the close of business on the Distribution Date; provided, that the foregoing shall not apply to any publicly held securities held in the name of, or by a nominee of, DTC (including, without limitation, the Prepetition PIK Notes and the Prepetition Unsecured Convertible Notes), as to which distributions may be made on or promptly after the Distribution Date in accordance with the applicable procedures of DTC.
(b)    Delivery of Distributions in General. Except as otherwise provided in this Plan, including with respect to any publicly held securities held in the name of, or by a nominee of, DTC (including, without limitation, the Prepetition PIK Notes and the Prepetition Unsecured Convertible Notes), as to which distributions may be made on or promptly after the Distribution Date in accordance with the applicable procedures of DTC, distributions to Holders of Allowed Claims shall be made to Holders of record as of the Distribution Date (or such other date as agreed between the (Reorganized) Debtors and the Required Consenting First Lien Lenders) by the Reorganized Debtors at the address for each such Holder as indicated on the Debtors’ records as of the date of any such distribution, the address set forth in any Proof of Claim filed by that Holder, or the address of any counsel that has appeared in the Chapter 11 Cases on behalf of such Holder; provided that the manner of such distributions shall be determined at the discretion of the Reorganized Debtors. All securities to be distributed under the Plan shall be issued in the names of such holders or their nominees in accordance with DTC’s book-entry exchange procedures (to the extent applicable) or on the books and records of a transfer agent or the Reorganized Debtors in accordance with the New Organizational Documents.
(c)    Delivery of Distributions on Account of Prepetition First Lien Claims and Prepetition Notes Claims. Distributions on account of Allowed Prepetition First Lien Claims shall be made by or on behalf of the Reorganized Debtors directly to the Holders of such Claims, or to the Prepetition Agent for further distribution to the Holders of Allowed Prepetition First Lien Claims, in accordance with the terms of the Prepetition First Lien Credit Agreement. Distributions on account of Allowed Prepetition PIK Notes Claims and Allowed Prepetition Unsecured Convertible Notes Claims shall be made by or on behalf of the Reorganized Debtors directly to the Holders of such Claims, or to the Trustee for further distribution to the Holders of such Claims in accordance with the applicable procedures of DTC, and in each case pursuant to the terms of the Prepetition PIK Notes Indenture and the Prepetition Unsecured Convertible Notes Indenture, as applicable. All distributions to Holders of Allowed Prepetition PIK Notes Claims and Allowed Prepetition Unsecured Convertible Notes Claims shall be subject in all respects to the rights of the Trustee to assert its charging lien against such distributions as set forth in the Prepetition PIK Notes Indenture and the Prepetition Unsecured Convertible Notes Indenture, as applicable. The Trustee shall have no duties or responsibility relating to any distributions that are not DTC-eligible. Notwithstanding anything in this Plan to the contrary, and without limiting the exculpation and release provisions of this Plan, no Trustee or Prepetition Agent shall have any liability to any Entity with respect to distributions made or directed to be made by such Trustee or Prepetition Agent pursuant to this Plan. The Reorganized Debtors shall reimburse the Trustee and the Prepetition Agent promptly upon invoicing for any reasonable and documented fees and expenses (including the reasonable and documented fees and expenses of its counsel and agents) incurred on or after the Plan Effective Date in connection with the implementation of this Plan, including making distributions pursuant to, and in accordance with, this Plan, without the need for further approval or order of the Bankruptcy Court.
(d)    Delivery of Distributions on Account of DIP Claims. The DIP Agent shall be deemed to be the Holder of all DIP Claims for purposes of distributions to be made hereunder, and all distributions on account of such DIP Claims shall be made to the DIP Agent. As soon as practicable following compliance with the requirements set forth in Article VI hereof (as applicable), the DIP Agent shall arrange to deliver or direct the delivery of such distributions to or on behalf of the Holders of DIP Claims in accordance with the terms of the DIP Facility, subject to any modifications to such distributions in accordance with the terms of this Plan. Notwithstanding anything in this Plan to the contrary, and without limiting the exculpation and release provisions of this Plan, the DIP Agent shall not have any liability to any Entity with respect to distributions made or directed to be made by the DIP Agent.
Section 6.4    Minimum Distributions.
No fractional units of New Equity Interests shall be distributed, and no Cash shall be distributed in lieu of such fractional amounts. When any distribution pursuant to this Plan on account of an Allowed Claim would otherwise result in the issuance of a number of units of New Equity Interests that is not a whole number, the actual distribution of units of New Equity Interests shall be rounded as follows: (a) fractions of one-half (½) or greater shall be rounded to the next higher whole number and (b) fractions of less than one-half (½) shall be rounded to the next lower whole number with no further payment therefore. The total number of authorized units of New Equity Interests to be distributed to Holders of Allowed Claims shall be adjusted as necessary to account for the foregoing rounding.

Section 6.5    Foreign Currency Exchange Rate.
Except as otherwise provided in a Final Order of the Bankruptcy Court, as of the Plan Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate for the applicable currency as published in The Wall Street Journal, National Edition, on the Plan Effective Date.

Section 6.6    Delivery of Distributions; Undeliverable Distributions.
(a)    Pursuant to Section 3.3(g) hereof, Holders of Allowed General Unsecured Claims may receive payment in full in Cash paid in the ordinary course of business if (i) not otherwise reinstated, (ii) not given other less favorable treatment as reasonably agreed to by the Debtors and the Required Consenting First Lien Lenders, or not given such other treatment in rendering its Allowed General Unsecured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code. If not Reinstated, distributions to Holders of Allowed General Unsecured Claims shall be made by the Reorganized Debtors at the address set forth in the Reorganized Debtors’ books and records. Distributions to Holders of Allowed Prepetition First Lien Claims, Allowed Prepetition PIK Notes Claims, and Allowed Prepetition Unsecured Convertible Notes Claims shall be made in accordance with Section 6.3 hereof. If any Holder’s distribution is returned as undeliverable, no further distributions to such Holder shall be made unless and until the Reorganized Debtors, the Prepetition Agent, or the applicable Trustee is notified of such Holder’s then current address, at which time all missed distributions shall be made to such Holder without interest. The Prepetition Agent or the applicable Trustee, as the case may be, shall deliver any non-deliverable Cash to the Reorganized Debtors no later than 180 days after the Plan Effective Date. All requests for undeliverable distributions must be made within 180 days after the Plan Effective Date, after which date the Claim of any Holder or successor to such Holder with respect to such property will be discharged and forever barred. After such date, any unclaimed or undeliverable distribution of Cash to Holders of Allowed Claims shall revert and become property of the Reorganized Debtors free of any restrictions thereon and notwithstanding any federal or state escheat laws to the contrary. Any New Equity Interests or New Warrants held for distribution that remain unclaimed after such date shall be cancelled and of no further force or effect. Nothing contained in this Plan shall require the Reorganized Debtors, the Prepetition Agent, or the Trustee to attempt to locate any Holder of an Allowed Claim.
(b)    Failure to Present Checks. Checks issued by the Reorganized Debtors on account of Allowed Claims shall be null and void if not negotiated within ninety (90) days after the issuance of such check. Any Holder of an Allowed Claim holding an un-negotiated check that does not request reissuance of such un-negotiated check within ninety (90) days after the date of mailing or other delivery of such check shall have its Claim for such un-negotiated check discharged and be discharged and forever barred, estopped, and enjoined from asserting any such Claim against the Reorganized Debtors or their property. Within ninety (90) days after the mailing or other delivery of any such distribution checks, notwithstanding applicable escheatment Laws, all such distributions shall revert to the Reorganized Debtors. Nothing contained herein shall require the Reorganized Debtors to attempt to locate any Holder of an Allowed Claim.

Section 6.7    Compliance with Tax Requirements/Allocations.
In connection with this Plan, to the extent applicable, the Reorganized Debtors shall comply with all tax withholding and reporting requirements imposed on it by any Governmental Unit, and all distributions pursuant hereto shall be subject to such withholding and reporting requirements. Notwithstanding any provision in this Plan to the contrary, the Reorganized Debtors shall be authorized to take all actions reasonably necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under this Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions or establishing any other mechanisms they believe are reasonable and appropriate. The Reorganized Debtors reserve the right to allocate all distributions made under this Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances, and such distributions shall be treated as if distributed to the applicable Holder of the Allowed Claim or Allowed Interest.

Section 6.8    Surrender of Cancelled Instruments or Securities.
On the Plan Effective Date or as soon as reasonably practicable thereafter, each Holder of a certificate or instrument evidencing a Claim or Interest that is discharged by this Plan shall be deemed to have surrendered such certificate or instrument to the Reorganized Debtor. Except as otherwise expressly provided in this Plan, such surrendered certificate or instrument shall be cancelled solely with respect to the Debtors and Reorganized Debtors, and such cancellation shall not alter the obligations or rights of any non-Debtor third parties vis-à-vis one another with respect to such certificate or instrument, including with respect to any indenture or agreement that governs the rights of the Holder of a Claim or Interest, which shall continue in effect (as modified pursuant to this Plan, to the extent applicable). Notwithstanding anything to the contrary herein, this paragraph shall not apply to certificates or instruments evidencing Claims that are Unimpaired and Reinstated under this Plan.

Section 6.9    Claims Paid or Payable by Third Parties.
(a)    Claims Paid by Third Parties. The Debtors or the Reorganized Debtors, as applicable, shall reduce in full a Claim, and such Claim shall be Disallowed without a Claim objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor or a Reorganized Debtor. Subject to the last sentence of this paragraph, to the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such Holder shall, within fourteen (14) days of receipt thereof, repay or return the distribution to the Reorganized Debtors, to the extent the Holder’s total recovery on account of such Claim from the third party and under this Plan exceeds the amount of such Claim as of the date of any such distribution under this Plan. The failure of such Holder to timely repay or return such distribution shall result in the Holder owing the applicable Reorganized Debtor annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the fourteen (14)-day grace period specified above until the amount is repaid.
(b)    Claims Payable by Insurance. No distributions under this Plan shall be made on account of an Allowed Claim that is payable pursuant to any of the Debtors’ Insurance Policies, if any, until the Holder of such Allowed Claim has exhausted all remedies with respect to such Insurance Policies. To the extent that one or more of the Debtors’ insurers satisfies or agrees to satisfy in full or in part a Claim, if any, then immediately upon such insurers’ agreement, the applicable portion of such Claim may be expunged without a Claim objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court.
(c)    Applicability of Insurance Policies. Except as otherwise provided in this Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable Insurance Policy. Nothing contained in this Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including insurers under any Insurance Policies, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.
ARTICLE VII.
PROCEDURES FOR RESOLVING DISPUTED CLAIMS OR INTERESTS
Section 7.1    No Filings of Proofs of Claim
(a)    Notwithstanding section 502(a) of the Bankruptcy Code, and in light of the Unimpaired status of all Allowed General Unsecured Claims under the Plan, except as provided otherwise in Section 5.3 of this Plan or by order of the Bankruptcy Court, Holders of Claims should not, and shall not be required to file Proofs of Claim with the Bankruptcy Court. The amount and validity of any disputed, contingent or unliquidated Claim shall be determined, resolved or adjudicated, as the case may be, in the manner in which such Claim would have been determined, resolved or adjudicated if the Chapter 11 Cases had not been commenced and all of the (Reorganized) Debtors’ legal and equitable rights in respect of any such Claim may be asserted after the Confirmation Date and Plan Effective Date to the same extent as if the Chapter 11 Cases had not been commenced; provided, however, that the Debtors reserve the right to file with the Bankruptcy Court an objection to any Claim as to which the Holder of such Claim has filed a Proof of Claim in the Chapter 11 Cases; provided further that this Section 7.1(a) shall not apply to any objections or disputes, including any objection or dispute that could have been raised under section 365 of the Bankruptcy Code, with respect to the Debtors’ assumption of Executory Contracts and Unexpired Leases under this Plan, and any such objections or disputes shall be subject in all respects to Sections 5.1 and 5.2 of this Plan. The Debtors shall be authorized to, and shall, resolve all Disputed Claims by withdrawing or settling such objections thereto, or by litigating to judgment in the Bankruptcy Court or such other court having jurisdiction over the validity, nature, or amount thereof.
(b)    The Debtors or the Holder of a contingent or unliquidated Claim may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors have previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the aforementioned Claim objection, estimation, and resolution procedures are cumulative and are not necessarily exclusive of one another. Claims may be estimated and thereafter resolved by any permitted mechanism.
Section 7.2    Allowance of Claims and Interests.
(a)    Except as provided in Article IX hereof, the Reorganized Debtors after the Plan Effective Date shall have and retain any and all rights and defenses the Debtors had with respect to any Claim or Interest immediately prior to the Plan Effective Date, except with respect to any Claim deemed Allowed under this Plan.
(b)    Except as expressly provided in this Plan or in any order entered in the Chapter 11 Cases prior to the Plan Effective Date (including the Confirmation Order), no Claim shall become an Allowed Claim unless and until such Claim is deemed Allowed under this Plan or the Bankruptcy Court has entered a Final Order (including the Confirmation Order) in the Chapter 11 Cases allowing such Claim. All Claim settlements approved prior to the Plan Effective Date pursuant to a Final Order of the Bankruptcy Court, pursuant to Bankruptcy Rule 9019 or otherwise, shall be binding on all parties.
Section 7.3    Prosecution of Objections to Claims.
Except as otherwise specifically provided in this Plan or order of the Bankruptcy Court, and notwithstanding any requirements that may be imposed pursuant to Bankruptcy Rule 9019, on and after the Plan Effective Date, the Reorganized Debtors shall have the sole authority: (1) to file, withdraw, or litigate to judgment objections to Claims or Interests; (2) to settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court; and (3) to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court.

Section 7.4    Adjustment of Claims and Interests Without Objection.
Any duplicate Claim or Interest or any Claim or Interest that has been paid, satisfied, amended, superseded, cancelled, or otherwise expunged (including pursuant to the Plan), may be adjusted or expunged (including on the Claims Register, to the extent applicable) by the Reorganized Debtors without a Claim objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court. Additionally, any Claim or Interest that is duplicative or redundant with another Claim against or Interest in the Debtors may be adjusted or expunged on the Claims Register by the Reorganized Debtors without the Reorganized Debtors having to file an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim or Interest and without any further notice to or action, order, or approval of the Bankruptcy Court.

Section 7.5    Disallowance of Certain Claims.
Any Claims held by Entities from which property is recoverable under sections 542, 543, 550, or 553 of the Bankruptcy Code or that is a transferee of a transfer avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code shall be deemed Disallowed pursuant to section 502(d) of the Bankruptcy Code, and Holders of such Claims may not receive any distributions on account of such Claims until such time as such Causes of Action against that Entity have been settled or an order of the Bankruptcy Court with respect thereto has been entered and all sums due have been turned over or paid to the Reorganized Debtor. All Proofs of Claim filed on account of Unimpaired Claims (including Indemnification Obligations, but other than Proofs of Claim filed pursuant to Section 5.3 or pursuant to an order of the Bankruptcy Court) shall be deemed satisfied and expunged from the Claims Register as of the Plan Effective Date to the extent such Claims are Reinstated, assumed, honored, or reaffirmed, as the case may be, pursuant to this Plan, without any further notice to or action, order, or approval of the Bankruptcy Court.

Section 7.6    Offer of Judgment.
The Reorganized Debtors are authorized to serve upon a Holder of a Claim an offer to allow judgment to be taken on account of such Claim, and, pursuant to Bankruptcy Rules 7068 and 9014, Federal Rule of Civil Procedure 68 shall apply to such offer of judgment. To the extent the Holder of a Claim or Interest must pay the costs incurred by the Reorganized Debtors after the making of such offer, the Reorganized Debtors are entitled to setoff such amounts against the amount of any distribution to be paid to such Holder without any further notice to or action, order, or approval of the Bankruptcy Court.

Section 7.7    Amendments to Claims or Interests.
On or after the Plan Effective Date, except as provided herein, a Claim or Interest may not be filed or amended without the prior authorization of the Bankruptcy Court or the Reorganized Debtors, and, to the extent such prior authorization is not received, any such new or amended Claim or Interest filed shall be deemed Disallowed in full and expunged without any further action.

Section 7.8    Claims Register.
For the avoidance of doubt, notwithstanding anything to the contrary herein, on and after the Plan Effective Date, the Reorganized Debtors and the Solicitation Agent are each authorized to update the Claims Register (including via expungement) to reflect the terms of this Plan (including as set forth in Articles V–VII hereof) without the need to file an application, motion, complaint, objection, or any other legal proceeding seeking to adjust such Claim and without any further notice to or action, order, or approval of the Bankruptcy Court or the Holder of such Claim, as applicable.

ARTICLE VIII.
CONDITIONS PRECEDENT TO THE EFFECTIVE DATE
Section 8.1    Conditions Precedent to the Plan Effective Date.
The following are conditions precedent to the Plan Effective Date that must be satisfied or waived pursuant to Section 8.2 hereof:

(a)    the following documents shall have been executed, are consistent with the Restructuring Support Agreement, shall be in full force and effect substantially contemporaneous with the consummation of the Restructuring Transactions, and shall not be stayed, modified, revised, or vacated, or subject to any pending appeal, and shall not have been terminated prior to the Plan Effective Date: (i) the New Organizational Documents; (ii) the Exit Financing Documents; (iii) the New Warrant Documents; (iv) such other orders, agreements, and documentation necessary or desirable to consummate and document the transactions contemplated by the Restructuring Support Agreement and this Plan; (v) to the extent not included in the foregoing, all other Definitive Documents and financing documents needed to effectuate the Restructuring Transactions; and (vi) all other material customary documents delivered in connection with transactions of this type (including, without limitation, any and all other documents implementing, achieving, contemplated by or relating to the Restructuring Transactions);
(b)    (i) the Restructuring Support Agreement shall not have been terminated by the Debtors or the Required Consenting First Lien Lenders; (ii) the Restructuring Support Agreement shall not have been invalidated or deemed unenforceable by the Bankruptcy Court or any other Governmental Unit; and (iii) to the extent not otherwise waived, there shall not have occurred or be continuing any event, occurrence, or condition (without regard to whether any notice thereof has been given or whether the passage of time would have to occur) that would permit the Required Consenting First Lien Lenders or the Debtors to terminate the Restructuring Support Agreement in accordance with its terms immediately upon notice, or following the passage of time, as applicable;
(c)    all Milestones set forth in the Restructuring Support Agreement shall have been met or waived in accordance with the terms thereof;
(d)    the Bankruptcy Court shall have entered the Confirmation Order, which shall not have been stayed, reversed, vacated, amended, supplemented, or modified, and shall remain in full force and effect;
(e)    the Bankruptcy Court shall have entered the Disclosure Statement Order;

(f)    the Bankruptcy Court shall have entered the DIP Orders, and the Final DIP Order shall remain in full force and effect in a form acceptable to the Required Lenders (as defined in the DIP Credit Agreement);
(g)    no Default or Event of Default (each as defined in the DIP Credit Agreement or DIP Orders, as applicable) shall have occurred and be continuing under the DIP Credit Agreement or the DIP Orders, as applicable, that has not been waived by the DIP Agent or cured by the Debtors in a manner consistent with the DIP Facility Documents;
(h)    each of (i) the Exit Term Loan Facility, (ii) the Exit RCF, (iii) the New Equity Interests, and (iv) the New Warrants shall have been entered into, issued, or completed, as applicable, and any funding or distributions required thereunder shall have occurred substantially contemporaneously with consummation of the Restructuring Transactions, in each case, in accordance with the terms of the Restructuring Support Agreement, the Exit Financing Documents, the New Organizational Documents, the New Warrant Documents, and the documents and agreements governing the same;
(i)    all documents, certificates, and agreements necessary to implement this Plan shall have been executed and tendered for delivery to the required parties and, to the extent required, filed with the applicable Governmental Units in accordance with applicable Laws, and all conditions precedent to the effectiveness of such documents and agreements shall have been satisfied or waived pursuant to the terms thereof (or will be satisfied and waived substantially concurrently with the occurrence of the Plan Effective Date);
(j)    all actions necessary to implement this Plan shall have been effected;
(k)    all requisite governmental, regulatory, and material third-party approvals, KYC requirements, and any other authorizations, consents, rulings, or documents required to implement and effectuate the Restructuring Transactions shall have been obtained;
(l)    there shall be no ruling, judgment, or order issued by any Governmental Unit or court of competent jurisdiction making illegal, enjoining or otherwise preventing or prohibiting Consummation or any Restructuring Transaction;
(m)    the Professional Fee Escrow Account shall have been established and the Professional Fee Reserve Amount shall have been funded in accordance with this Plan;
(n)    the Debtors shall have paid in full in Cash all Transaction Expenses, and any similar expenses as provided for in the Restructuring Support Agreement, this Plan, and/or the DIP Facility Documents, and fees and expenses payable to the Prepetition Agent, and the DIP Agent under the applicable agreements, including fees and expenses of counsel incurred or estimated to be incurred, through the Plan Effective Date;
(o)    the conditions to the effectiveness of the Exit Term Loan Facility and the Exit RCF set forth in the Exit Financing Documents (other than the occurrence of the Plan Effective Date) shall have been or contemporaneously will be satisfied or waived;
(p)    the final version of the Plan Supplement and all of the schedules, documents, and exhibits contained therein (and any amendment thereto) shall have been filed in a manner consistent with the consent rights contained herein and in the Restructuring Support Agreement;
(q)    each Definitive Document shall be in form and substance shall be consistent with the Restructuring Support Agreement (including the consent rights therein); and
(r)    every other deed, agreement, filing, notification, certificate, letter, instrument, or other document related to the Restructuring Transactions or obtaining court, regulatory, or other third-party approval thereof shall be consistent with the Restructuring Support Agreement in all respects (as reasonably determined by the Required Consenting First Lien Lenders in consultation with the Debtors).
For the avoidance of doubt, any condition that requires any agreement, order or document to be in full force and effect, or entered by the Bankruptcy Court, as applicable, shall include a requirement that such agreement, order or document is consistent with the Restructuring Support Agreement and otherwise in form and substance as set forth in the Restructuring Support Agreement.

Section 8.2    Waiver of Conditions Precedent.
The Debtors, with the consent of the Required Consenting First Lien Lenders (and, with respect to, and to the extent of, the documents over which the Required Consenting Noteholders have consent rights over, the Required Consenting Noteholders), may waive or otherwise modify any of the conditions to the Effective Date set forth above at any time, without any notice to parties in interest and without any further notice to or action, order, or approval of the Bankruptcy Court, and without any formal action other than a proceeding to confirm this Plan; provided, that the conditions in Section 8.1(n) may only be waived with the express written consent of each affected payee. The failure of the Debtors or Reorganized Debtors, as applicable, to exercise any of the foregoing rights shall not be deemed a waiver of such rights or any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.

Section 8.3    Substantial Consummation of Plan.
Substantial consummation of this Plan under section 1101(2) of the Bankruptcy Code shall be deemed to occur on the Plan Effective Date.

ARTICLE IX.
EFFECT OF PLAN CONFIRMATION
Section 9.1    [Reserved]
Section 9.2    Discharge of Claims and Termination of Interests; Compromise and Settlement of Claims, Interests, and Controversies.
Pursuant to and to the fullest extent permitted by section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in this Plan, the distributions, rights, and treatment that are provided in this Plan shall be in full and final satisfaction, settlement, release, and discharge, effective as of the Plan Effective Date, of all Interests and Claims of any nature whatsoever, including any interest accrued on Claims from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against the Debtors, the Reorganized Debtors or any of their properties, including property of the Estates, and regardless of whether any property shall have been distributed or retained pursuant to this Plan on account of such Claims, including demands, liabilities, and Causes of Action that arose before the Plan Effective Date, any contingent or non-contingent liability on account of representations or warranties issued on or before the Plan Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (i) a Proof of Claim is filed or deemed filed pursuant to section 501 of the Bankruptcy Code; (ii) a Claim or Interest is Allowed; or (iii) the Holder of such Claim or Interest has accepted or rejected, or been deemed to accept or reject, this Plan. Except as otherwise provided herein, any default by the Debtors or their Affiliates with respect to any Claim or Interest that existed immediately prior to or on account of the filing of the Chapter 11 Cases shall be deemed cured on the Plan Effective Date. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Plan Effective Date occurring, except as otherwise expressly provided in this Plan.
Section 9.3    Releases.
(a)    RELEASES BY THE DEBTORS. EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS PLAN OR THE CONFIRMATION ORDER, PURSUANT TO SECTION 1123(B) OF THE BANKRUPTCY CODE, FOR GOOD AND VALUABLE CONSIDERATION, THE ADEQUACY OF WHICH IS HEREBY CONFIRMED, AS OF THIS PLAN EFFECTIVE DATE, EACH RELEASED PARTY IS HEREBY DEEMED, CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY, AND FOREVER RELEASED AND DISCHARGED BY AND ON BEHALF OF EACH AND ALL OF THE DEBTORS, THEIR ESTATES, AND THE REORGANIZED DEBTORS, IN EACH CASE ON BEHALF OF THEMSELVES AND THEIR RESPECTIVE SUCCESSORS, ASSIGNS, AND REPRESENTATIVES, AND ANY AND ALL OTHER ENTITIES WHO MAY PURPORT TO ASSERT ANY CLAIM OR CAUSE OF ACTION, DIRECTLY OR DERIVATIVELY, BY, THROUGH, FOR, OR BECAUSE OF THE FOREGOING ENTITIES, FROM ANY AND ALL CLAIMS AND CAUSES OF ACTION, WHETHER KNOWN OR UNKNOWN, INCLUDING ANY DERIVATIVE CLAIMS ASSERTED OR ASSERTABLE ON BEHALF OF THE DEBTORS, THEIR ESTATES, AND THE REORGANIZED DEBTORS, WHETHER LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, ASSERTED OR UNASSERTED, ACCRUED OR UNACCRUED, EXISTING OR

HEREINAFTER ARISING, WHETHER IN LAW OR EQUITY, WHETHER SOUNDING IN TORT OR CONTRACT, WHETHER ARISING UNDER FEDERAL OR STATE STATUTORY OR COMMON LAW, OR ANY OTHER APPLICABLE INTERNATIONAL, FOREIGN, OR DOMESTIC LAW, RULE, STATUTE, REGULATION, TREATY, RIGHT, DUTY, REQUIREMENT, OR OTHERWISE, THAT THE DEBTORS, THE ESTATES, THE REORGANIZED DEBTORS, THEIR RESPECTIVE RELATED PARTIES, OR ANY OTHER ENTITIES CLAIMING UNDER OR THROUGH THEM WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT IN THEIR OWN RIGHT (WHETHER INDIVIDUALLY OR COLLECTIVELY), OR ON BEHALF OF THE HOLDER OF ANY CLAIM AGAINST, OR EQUITY INTEREST IN, A DEBTOR OR OTHER ENTITY, OR THAT ANY HOLDER OF ANY CLAIM AGAINST OR EQUITY INTEREST IN A DEBTOR OR OTHER ENTITY COULD HAVE ASSERTED ON BEHALF OF THE DEBTORS BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, THE DEBTORS OR THEIR NON-DEBTOR AFFILIATES (INCLUDING THE MANAGEMENT, OWNERSHIP, OR OPERATION THEREOF OR OTHERWISE, OR THE PURCHASE, SALE, OR RESCISSION OF ANY SECURITY THEREOF), THE RESTRUCTURING TRANSACTIONS, THE CHAPTER 11 CASES, THE DEBTORS’ IN- OR OUT-OF-COURT RESTRUCTURING EFFORTS, THE SUBJECT MATTER OF, OR THE TRANSACTIONS OR EVENTS GIVING RISE TO, ANY CLAIM OR INTEREST THAT IS TREATED IN THIS PLAN, THE BUSINESS OR CONTRACTUAL ARRANGEMENTS OR INTERACTIONS BETWEEN OR AMONG ANY DEBTOR AND ANY RELEASED PARTY (EXCLUDING ANY ASSUMED EXECUTORY CONTRACT OR UNEXPIRED LEASE, OTHER THAN THE RESTRUCTURING SUPPORT AGREEMENT), THE RESTRUCTURING OF ANY CLAIM OR INTEREST BEFORE OR DURING THE CHAPTER 11 CASES, THE RESTRUCTURING SUPPORT AGREEMENT, THE PREPETITION FIRST LIEN CREDIT AGREEMENT, THE PREPETITION PIK NOTES INDENTURE, THE PREPETITION UNSECURED CONVERTIBLE NOTES INDENTURE, THE DIP FACILITY, THE DIP FACILITY DOCUMENTS, THE EXIT TERM LOAN FACILITY, THE EXIT FINANCING DOCUMENTS, THE NEW ORGANIZATIONAL DOCUMENTS, THE NEW WARRANT DOCUMENTS, THE DISCLOSURE STATEMENT, THIS PLAN, THE PLAN SUPPLEMENT, THE CONFIRMATION ORDER, THE FIRST DAY PLEADINGS, ALL OTHER DEFINITIVE DOCUMENTS, ANY OTHER CONTRACT, INSTRUMENT, RELEASE, OR OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO IN CONNECTION WITH THE RESTRUCTURING TRANSACTIONS OR THE CHAPTER 11 CASES, THE FORMULATION, PREPARATION, MARKETING, DISSEMINATION, NEGOTIATION, OR FILING OF ANY OF THE FOREGOING, THE COMMENCEMENT OF THE CHAPTER 11 CASES, THE PURSUIT OF CONFIRMATION, THE PURSUIT OF CONSUMMATION, THE ADMINISTRATION AND IMPLEMENTATION OF THIS PLAN, INCLUDING THE ISSUANCE OR DISTRIBUTION OF SECURITIES PURSUANT TO THIS PLAN, OR THE DISTRIBUTION OF PROPERTY UNDER THIS PLAN OR ANY OTHER RELATED AGREEMENT RELATED TO THE RESTRUCTURING TRANSACTIONS, OR UPON ANY OTHER ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE.
NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS SECTION 9.3(A), THE RELEASES SET FORTH HEREIN DO NOT RELEASE (I) ANY POST-PLAN EFFECTIVE DATE OBLIGATIONS OF ANY PARTY OR ENTITY UNDER THIS PLAN, ANY

RESTRUCTURING TRANSACTION, OR ANY DOCUMENT, INSTRUMENT, OR AGREEMENT (INCLUDING THOSE SET FORTH IN THE PLAN SUPPLEMENT) EXECUTED TO IMPLEMENT, OR IN CONNECTION WITH, THIS PLAN, (II) ANY RETAINED CAUSES OF ACTION, (III) ANY RELEASED PARTY FROM CLAIMS OR CAUSES OF ACTION ARISING FROM AN ACT OR OMISSION THAT IS JUDICIALLY DETERMINED BY A FINAL ORDER TO HAVE CONSTITUTED FRAUD, CRIMINAL MISCONDUCT, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT, OR (IV) ANY REINSTATED CLAIMS OR CAUSES OF ACTION ASSERTED OR ASSERTABLE BY ANY NON-DEBTOR AFFILIATE(S) AGAINST ANY OTHER NON-DEBTOR AFFILIATE(S) OR THE DEBTORS.
(b)    RELEASES BY HOLDERS OF CLAIMS AND INTERESTS. EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS PLAN OR THE CONFIRMATION ORDER, FOR GOOD AND VALUABLE CONSIDERATION, THE ADEQUACY OF WHICH IS HEREBY CONFIRMED, AS OF THE PLAN EFFECTIVE DATE, EACH RELEASING PARTY CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY, AND FOREVER RELEASES AND DISCHARGES EACH RELEASED PARTY FROM ANY AND ALL CLAIMS AND CAUSES OF ACTION ARISING PRIOR TO THE PLAN EFFECTIVE DATE, WHETHER KNOWN OR UNKNOWN, WHETHER LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, ASSERTED OR UNASSERTED, ACCRUED OR UNACCRUED, EXISTING OR HEREINAFTER ARISING, WHETHER IN LAW OR EQUITY, WHETHER SOUNDING IN TORT OR CONTRACT, WHETHER ARISING UNDER FEDERAL OR STATE STATUTORY OR COMMON LAW, OR ANY OTHER APPLICABLE INTERNATIONAL, FOREIGN, OR DOMESTIC LAW, RULE, STATUTE, REGULATION, TREATY, RIGHT, DUTY, REQUIREMENT, OR OTHERWISE, THAT THE RELEASING PARTIES WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT IN THEIR OWN RIGHT (WHETHER INDIVIDUALLY OR COLLECTIVELY), BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, THE DEBTORS OR THEIR NON-DEBTOR AFFILIATES (INCLUDING THE MANAGEMENT, OWNERSHIP, OR OPERATION THEREOF OR OTHERWISE, OR THE PURCHASE, SALE, OR RESCISSION OF ANY SECURITY THEREOF), THE RESTRUCTURING TRANSACTIONS, THE CHAPTER 11 CASES, THE DEBTORS’ IN- OR OUT-OF-COURT RESTRUCTURING EFFORTS, THE SUBJECT MATTER OF, OR THE TRANSACTIONS OR EVENTS GIVING RISE TO, ANY CLAIM OR INTEREST THAT IS TREATED IN THIS PLAN, THE BUSINESS OR CONTRACTUAL ARRANGEMENTS OR INTERACTIONS BETWEEN OR AMONG ANY RELEASING PARTY AND ANY RELEASED PARTY, THE RESTRUCTURING OF ANY CLAIM OR INTEREST BEFORE OR DURING THE CHAPTER 11 CASES, THE RESTRUCTURING SUPPORT AGREEMENT, THE PREPETITION FIRST LIEN CREDIT AGREEMENT, THE DIP FACILITY, THE DIP FACILITY DOCUMENTS, THE EXIT TERM LOAN FACILITY, THE EXIT FINANCING DOCUMENTS, THE NEW ORGANIZATIONAL DOCUMENTS, THE NEW WARRANT DOCUMENTS, THE DISCLOSURE STATEMENT, THIS PLAN, THE PLAN SUPPLEMENT, THE CONFIRMATION ORDER, THE FIRST DAY PLEADINGS, ANY OTHER DEFINITIVE DOCUMENTS, ANY OTHER CONTRACT, INSTRUMENT, RELEASE, OR OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO IN CONNECTION WITH THE RESTRUCTURING TRANSACTIONS OR THE CHAPTER 11 CASES, THE FORMULATION, PREPARATION, MARKETING,

DISSEMINATION, NEGOTIATION, OR FILING OF ANY OF THE FOREGOING, THE COMMENCEMENT OF THE CHAPTER 11 CASES, THE PURSUIT OF CONFIRMATION, THE PURSUIT OF CONSUMMATION, THE ADMINISTRATION AND IMPLEMENTATION OF THIS PLAN, INCLUDING THE ISSUANCE OR DISTRIBUTION OF SECURITIES PURSUANT TO THIS PLAN, OR THE DISTRIBUTION OF PROPERTY UNDER THIS PLAN OR ANY OTHER RELATED AGREEMENT RELATED TO THE RESTRUCTURING TRANSACTIONS, OR UPON ANY OTHER ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE.
NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE RELEASES CONTAINED IN THIS SECTION 9.3(B) SHALL NOT BE CONSTRUED AS RELEASING (I) ANY RELEASED PARTY FROM CLAIMS OR CAUSES OF ACTION ARISING FROM AN ACT OR OMISSION THAT IS JUDICIALLY DETERMINED BY A FINAL ORDER TO HAVE CONSTITUTED ACTUAL FRAUD, WILLFUL MISCONDUCT, CRIMINAL MISCONDUCT, OR GROSS NEGLIGENCE, (II) ANY POST-PLAN EFFECTIVE DATE OBLIGATIONS OF ANY PARTY OR ENTITY UNDER THIS PLAN, THE CONFIRMATION ORDER, OR ANY DOCUMENT, INSTRUMENT, OR AGREEMENT (INCLUDING THOSE SET FORTH IN THE PLAN SUPPLEMENT) EXECUTED TO IMPLEMENT THIS PLAN OR THE TRANSACTIONS CONTEMPLATED BY THE CONFIRMATION ORDER, OR (III) ANY CLAIMS OR CAUSES OF ACTION ASSERTED OR ASSERTABLE BY ANY NON-DEBTOR AFFILIATE(S) AGAINST ANY OTHER NON-DEBTOR AFFILIATE(S) OR THE DEBTORS.

Section 9.4    Exculpation and Limitation of Liability.
WITHOUT AFFECTING OR LIMITING THE RELEASES SET FORTH IN SECTION 9.3 OF THIS PLAN, AND NOTWITHSTANDING ANYTHING IN THIS SECTION 9.4 TO THE CONTRARY, EFFECTIVE AS OF THE PLAN EFFECTIVE DATE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, NO EXCULPATED PARTY SHALL HAVE OR INCUR LIABILITY FOR, AND EACH EXCULPATED PARTY IS HEREBY EXCULPATED FROM, ANY CLAIMS OR CAUSES OF ACTION FOR ANY ACT TAKEN OR OMITTED TO BE TAKEN BETWEEN THE PETITION DATE AND THE PLAN EFFECTIVE DATE BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, THE DEBTORS OR THEIR NON-DEBTOR AFFILIATES (INCLUDING THE MANAGEMENT, OWNERSHIP, OR OPERATION THEREOF OR OTHERWISE, OR THE PURCHASE, SALE, OR RESCISSION OF ANY SECURITY THEREOF), THE RESTRUCTURING TRANSACTIONS, THE CHAPTER 11 CASES, THE DEBTORS’ RESTRUCTURING EFFORTS, THE RESTRUCTURING OF ANY CLAIM OR INTEREST, THE RESTRUCTURING SUPPORT AGREEMENT, THE PREPETITION FIRST LIEN CREDIT AGREEMENT, THE DIP FACILITY, THE DIP FACILITY DOCUMENTS, THE EXIT TERM LOAN FACILITY, THE EXIT FINANCING DOCUMENTS, THE NEW ORGANIZATIONAL DOCUMENTS, THE NEW WARRANT DOCUMENTS, THE DISCLOSURE STATEMENT, THIS PLAN, THE PLAN SUPPLEMENT, THE CONFIRMATION ORDER, THE FIRST DAY PLEADINGS, ANY OTHER DEFINITIVE DOCUMENTS, ANY OTHER CONTRACT, INSTRUMENT, RELEASE, OR OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO IN CONNECTION WITH THE RESTRUCTURING TRANSACTIONS OR THE CHAPTER 11 CASES, THE

FORMULATION, PREPARATION, MARKETING, DISSEMINATION, NEGOTIATION, OR FILING OF ANY OF THE FOREGOING, THE COMMENCEMENT OF THE CHAPTER 11 CASES, THE PURSUIT OF CONFIRMATION, THE PURSUIT OF CONSUMMATION, THE ADMINISTRATION AND IMPLEMENTATION OF THIS PLAN, INCLUDING THE ISSUANCE OR DISTRIBUTION OF SECURITIES PURSUANT TO THIS PLAN, OR THE DISTRIBUTION OF PROPERTY UNDER THIS PLAN OR ANY OTHER RELATED AGREEMENT RELATED TO THE RESTRUCTURING TRANSACTIONS, OR UPON ANY OTHER ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE TAKING PLACE DURING THE PERIOD BETWEEN THE PETITION DATE AND THE PLAN EFFECTIVE DATE. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE EXCULPATIONS IN THIS PLAN SHALL NOT EXCULPATE ANY ENTITY FROM CLAIMS OR CAUSES OF ACTION ARISING FROM AN ACT OR OMISSION THAT IS JUDICIALLY DETERMINED BY A FINAL ORDER TO HAVE CONSTITUTED FRAUD, WILLFUL MISCONDUCT, OR GROSS NEGLIGENCE. FOR THE AVOIDANCE OF DOUBT, THE EXCULPATIONS CONTAINED IN THIS PLAN WILL BE IN ADDITION TO, AND NOT IN LIMITATION OF, THE RELEASES SET FORTH IN THIS PLAN.
Section 9.5    Injunction.
EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS PLAN, OR FOR DISTRIBUTIONS REQUIRED TO BE PAID OR DELIVERED PURSUANT TO THIS PLAN OR THE CONFIRMATION ORDER, ALL ENTITIES THAT HAVE HELD, HOLD, OR MAY HOLD CLAIMS, INTERESTS, OR CAUSES OF ACTION THAT ARE (I) RELEASED OR DISCHARGED PURSUANT TO THIS PLAN, OR (II) SUBJECT TO EXCULPATION PURSUANT TO THIS PLAN, AND ALL OTHER PARTIES IN INTEREST, ARE PERMANENTLY ENJOINED, FROM AND AFTER THIS PLAN EFFECTIVE DATE, FROM TAKING ANY OF THE FOLLOWING ACTIONS AGAINST THE DEBTORS, THE REORGANIZED DEBTORS, THE RELEASED PARTIES, AND/OR THE EXCULPATED PARTIES (TO THE EXTENT OF THE EXCULPATION PROVIDED HEREIN WITH RESPECT TO THE EXCULPATED PARTIES), AS APPLICABLE, WITH RESPECT TO SUCH CLAIMS, INTERESTS, AND CAUSES OF ACTION: (A) COMMENCING, CONDUCTING, OR CONTINUING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY SUIT, ACTION, OR OTHER PROCEEDING OF ANY KIND (INCLUDING ANY PROCEEDING IN A JUDICIAL, ARBITRAL, ADMINISTRATIVE, OR OTHER FORUM) ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS, INTERESTS, OR CAUSES OF ACTION; (B) ENFORCING, LEVYING, ATTACHING (INCLUDING ANY PREJUDGMENT ATTACHMENT), COLLECTING, OR OTHERWISE RECOVERING IN ANY MANNER OR BY ANY MEANS, WHETHER DIRECTLY OR INDIRECTLY, ANY JUDGMENT, AWARD, DECREE, OR ORDER AGAINST SUCH ENTITIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS, INTERESTS, OR CAUSES OF ACTION; (C) CREATING, PERFECTING, OR OTHERWISE ENFORCING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY LIEN OR ENCUMBRANCE OF ANY KIND AGAINST SUCH ENTITIES OR THE PROPERTY OR THE ESTATES OF SUCH ENTITIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS, INTERESTS, OR CAUSES OF ACTION; (D) ASSERTING ANY RIGHT OF SETOFF, SUBROGATION, OR RECOUPMENT OF ANY KIND AGAINST ANY OBLIGATION DUE FROM SUCH ENTITIES OR AGAINST THE PROPERTY OF SUCH ENTITIES ON

ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS, INTERESTS, OR CAUSES OF ACTION UNLESS SUCH ENTITY HAS TIMELY ASSERTED SUCH SETOFF RIGHT IN A TIMELY FILED PROOF OF CLAIM OR OTHER DOCUMENT FILED WITH THE BANKRUPTCY COURT EXPLICITLY PRESERVING SUCH SETOFF; (E) ACTING OR PROCEEDING IN ANY MANNER, IN ANY PLACE WHATSOEVER, THAT DOES NOT CONFORM TO OR COMPLY WITH THE PROVISIONS OF THIS PLAN AND CONFIRMATION ORDER, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW; AND (F) COMMENCING OR CONTINUING, IN ANY MANNER OR IN ANY PLACE, ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS, INTERESTS, OR CAUSES OF ACTION RELEASED, SETTLED, AND/OR TREATED PURSUANT TO THIS PLAN.

UPON ENTRY OF THE CONFIRMATION ORDER, ALL HOLDERS OF CLAIMS AND INTERESTS AND THEIR RESPECTIVE RELATED PARTIES, IN THEIR CAPACITIES AS SUCH, SHALL BE ENJOINED FROM TAKING ANY ACTIONS TO INTERFERE WITH THE IMPLEMENTATION OR CONSUMMATION OF THIS PLAN.

NO PERSON OR ENTITY MAY COMMENCE OR PURSUE A CLAIM OR CAUSE OF ACTION OF ANY KIND AGAINST THE DEBTORS OR THE EXCULPATED PARTIES THAT RELATES TO OR IS REASONABLY LIKELY TO RELATE TO ANY ACT OR OMISSION IN CONNECTION WITH, RELATING TO, OR ARISING OUT OF A CLAIM OR CAUSE OF ACTION RELEASED, DISCHARGED, SETTLED, OR THAT IS SUBJECT TO EXCULPATION PURSUANT TO THIS PLAN, WITHOUT THE BANKRUPTCY COURT (I) FIRST DETERMINING, AFTER NOTICE AND A HEARING, THAT SUCH CLAIM OR CAUSE OF ACTION REPRESENTS A COLORABLE CLAIM OF ANY KIND, AND (II) SPECIFICALLY AUTHORIZING SUCH PERSON OR ENTITY TO BRING SUCH CLAIM OR CAUSE OF ACTION AGAINST ANY SUCH DEBTOR OR EXCULPATED PARTY.

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE INJUNCTION DOES NOT ENJOIN ANY PARTY UNDER THIS PLAN, THE CONFIRMATION ORDER, OR UNDER ANY OTHER DEFINITIVE DOCUMENT OR OTHER DOCUMENT, INSTRUMENT, OR AGREEMENT (INCLUDING THOSE IN THE PLAN SUPPLEMENT) EXECUTED TO IMPLEMENT THIS PLAN OR THE CONFIRMATION ORDER, FROM BRINGING AN ACTION TO ENFORCE THE TERMS OF THIS PLAN, THE CONFIRMATION ORDER, THE RESTRUCTURING SUPPORT AGREEMENT, ANY OTHER DEFINITIVE DOCUMENT, OR ANY OTHER DOCUMENT, INSTRUMENT, OR AGREEMENT (INCLUDING THOSE IN THE PLAN SUPPLEMENT) EXECUTED TO IMPLEMENT THIS PLAN OR THE CONFIRMATION ORDER.
THE INJUNCTIONS IN THIS SECTION 9.5 SHALL EXTEND TO ANY SUCCESSORS OF THE DEBTORS, THE REORGANIZED DEBTORS, THE RELEASED PARTIES, AND THE EXCULPATED PARTIES AND THEIR RESPECTIVE PROPERTY AND INTERESTS IN PROPERTY. EACH OF THE DEBTORS, THE REORGANIZED DEBTORS, THE EXCULPATED PARTIES, AND THE RELEASED PARTIES IS EXPRESSLY AUTHORIZED HEREBY TO SEEK THE ENFORCEMENT OF THE INJUNCTIONS IN THIS SECTION 9.5.

Section 9.6    Setoffs and Recoupment.
(a)    Except as otherwise provided herein or in the DIP Orders, the Reorganized Debtors pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable bankruptcy or non-bankruptcy Law, or as may be agreed to by the Holder of an Allowed Claim, may set off or recoup against any Allowed Claim and the distributions to be made pursuant to this Plan on account of such Allowed Claim, any Claims, rights, and Causes of Action of any nature that the Debtors or Reorganized Debtors may hold against the Holder of such Allowed Claim, to the extent such Claims, rights, or Causes of Action have not been otherwise compromised or settled on or prior to the Plan Effective Date (whether pursuant to this Plan, a Final Order or otherwise); provided that neither the failure to effect such a setoff or recoupment nor the allowance of any Claim pursuant to this Plan shall constitute a waiver or release by such Reorganized Debtors of any such Claims, rights, and Causes of Action.
(b)    In no event shall any Holder of Claims be entitled to set off or recoup any Claim against any Claim, right, or Cause of Action of a Debtor or a Reorganized Debtor, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing to the Debtors in accordance with Section 11.11 hereof on or before the Plan Effective Date, notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.
Section 9.7    Release of Liens.
(a)    Except as otherwise provided herein or in any Definitive Document, contract, instrument, release, or other agreement or document created pursuant to this Plan, on the Plan Effective Date and concurrently with the applicable distributions made pursuant to this Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns.
(b)    To the extent that any Holder of a Secured Claim that has been satisfied or discharged in full pursuant to this Plan, or any agent for such Holder, has filed or recorded publicly any Liens or security interests to secure such Holder’s Secured Claim, then as soon as practicable on or after the Plan Effective Date, such Holder (or the agent for such Holder) shall take, and is hereby directed to take, any and all steps requested by the Debtors or the Reorganized Debtors that are necessary or desirable to record, evidence, or effectuate the cancellation, release, or extinguishment of such Liens or security interests, including the making of any applicable filings or recordings, and the Reorganized Debtors shall be entitled to make any such filings or recordings on such Holder’s (or the applicable agents for such Holder’s) behalf.

Section 9.8    Protection Against Discriminatory Treatment.
In accordance with section 525 of the Bankruptcy Code, and consistent with paragraph 2 of Article VI of the United States Constitution, no Governmental Unit shall discriminate against any (Reorganized) Debtor or any Entity with which a (Reorganized) Debtor has been or is associated, solely because such (Reorganized) Debtor (i) is or was a debtor under chapter 11, (ii) may have been insolvent before the commencement of the Chapter 11 Cases or during the Chapter 11 Cases prior to the Effective Date, or (iii) has not paid a debt that is dischargeable in the Chapter 11 Cases.
Section 9.9    Securities and Exchange Commission.
Notwithstanding any language to the contrary herein, in the Disclosure Statement, or in the Confirmation Order, no provision shall (a) preclude the United States Securities and Exchange Commission from enforcing its police or regulatory powers or (b) enjoin, limit, impair, or delay it from commencing or continuing any Claims, Causes of Action, proceedings, or investigations against any non-Debtor Entity in any forum.
ARTICLE X.
RETENTION OF JURISDICTION
Notwithstanding the entry of the Confirmation Order or the occurrence of the Plan Effective Date, the Bankruptcy Court shall retain jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and this Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:

(a)    Allow, Disallow, determine, liquidate, classify, estimate, or establish the priority, nature, validity, amount, or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance, priority or amount of Claims or Interests;
(b)    Decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Retained Professionals authorized pursuant to the Bankruptcy Code or this Plan;
(c)    Resolve any matters related to: (i) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which any Debtor is party or with respect to which any Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Cure Costs arising therefrom, including Cure Costs pursuant to section 365 of the Bankruptcy Code; (ii) any actual or purported contractual obligation under any Executory Contract or Unexpired Lease that is assumed; and (iii) any dispute regarding whether a contract or lease is or was executory or expired;

(d)    Ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of this Plan;

(e)    Adjudicate, decide, or resolve any motions, adversary proceedings, contested, or litigated matters, and any other matters, and grant or deny any applications involving the Debtors that may be pending on the Plan Effective Date;
(f)    Resolve any matters related to recovering assets of the Debtors and property of the Debtors’ estates, wherever located;
(g)    Adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code;
(h)    Resolve any and all avoidance or recovery actions under sections 105, 502(d), 542 through 551, or 553 of the Bankruptcy Code;
(i)    Resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the interpretation or enforcement of this Plan or any Entity’s obligations incurred in connection with this Plan;
(j)    Enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of this Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with this Plan, including the Disclosure Statement, the Confirmation Order, and the Restructuring Support Agreement;
(k)    Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of this Plan;
(l)    Resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the releases, injunctions, or other provisions contained in this Plan and enter such orders as may be necessary or appropriate to implement such releases, injunctions, or other provisions;
(m)    Resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim or Interest for amounts not timely repaid;
(n)    Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;
(o)    Determine any other matters that may arise in connection with or relating to this Plan, the Disclosure Statement, the Confirmation Order, the Restructuring Support Agreement, or any contract, instrument, release, indenture, or other agreement or document created in connection with this Plan or the Disclosure Statement;
(p)    Enter an order or final decree concluding or closing the Chapter 11 Cases;
(q)    Adjudicate any and all disputes arising from or relating to distributions under this Plan or the Restructuring Transactions;

(r)    Consider any modifications of this Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;
(s)    Hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of this Plan or the Confirmation Order, including disputes arising under agreements, documents, or instruments executed in connection with this Plan (other than any dispute arising after the Plan Effective Date under, or directly with respect to, the Exit Financing Documents, the New Warrant Documents, and the New Organizational Documents, which such disputes shall be adjudicated in accordance with the terms of the Exit Financing Documents, the New Warrant Documents, and the New Organizational Documents, respectively);
(t)    Hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, or 1146 of the Bankruptcy Code;
(u)    Hear and determine all disputes involving the existence, nature, or scope of the Debtors’ discharge, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program effectuated hereby;
(v)    Enforce all orders previously entered by the Bankruptcy Court; and
(w)    Hear any other matter not inconsistent with the Bankruptcy Code, this Plan, or the Confirmation Order.

ARTICLE XI.
MISCELLANEOUS PROVISIONS
Section 11.1    Immediate Binding Effect.
Notwithstanding Bankruptcy Rules 3020(e), 6003, 6004(h), or 7062 or otherwise, upon the occurrence of the Plan Effective Date (or, to the extent expressly provided herein or in the Confirmation Order, the Confirmation Date), the terms of this Plan and the final versions of the documents contained in the Plan Supplement shall be immediately effective and enforceable and deemed binding upon, and inure to the benefit of, the Debtors, the Reorganized Debtors, any and all Holders of Claims and Interests (irrespective of whether Holders of such Claims or Interests have or are deemed to have accepted this Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in this Plan, each Entity acquiring property under this Plan, any and all non-Debtor parties to Executory Contracts and Unexpired Leases, all other parties in interest in the Chapter 11 Cases, and their respective Related Parties. The Confirmation Order shall operate as a waiver of any stay of enforcement otherwise applicable, including pursuant to Bankruptcy Rules 3020(e) and 7062.

Section 11.2    No Substantive Consolidation.
The Plan is being proposed as a joint plan of reorganization of the Debtors for administrative purposes only and constitutes a separate chapter 11 plan of reorganization for each Debtor. The Plan is not premised upon the substantive consolidation of the Debtors with respect to the Classes of Claims or Interests set forth in the Plan.
Section 11.3    Amendments.
(a)    Plan Modifications. Subject to the limitations contained in this Plan, the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules: (a) to amend or modify this Plan prior to the entry of the Confirmation Order, including amendments or modifications to satisfy section 1129(b) of the Bankruptcy Code; and (b) after the entry of the Confirmation Order, the Debtors or the Reorganized Debtors, as the case may be, may, upon order of the Bankruptcy Court, amend or modify this Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in this Plan in such manner as may be necessary to carry out the purpose and intent of this Plan; provided that such amendment in (a) or (b) above shall be reasonably acceptable to the Required Consenting First Lien Lenders and subject to the consent rights set forth in the Restructuring Support Agreement and the DIP Facility Documents.
(b)    Effect of Confirmation on Modifications. Entry of the Confirmation Order shall constitute approval of all modifications or amendments to this Plan since the solicitation thereof pursuant to section 1127(a) of the Bankruptcy Code, and a finding that such amendments or other modifications to the Plan do not require additional disclosure or re-solicitation under Bankruptcy Rule 3019.
(c)    Certain Technical Amendments. Prior to the Plan Effective Date, with the reasonable consent of the Required Consenting First Lien Lenders and subject to the consent rights set forth in the Restructuring Support Agreement and the DIP Facility Documents, the Debtors may make appropriate technical adjustments and modifications to this Plan without further order or approval of the Bankruptcy Court.

Section 11.4    Revocation or Withdrawal of Plan.
Subject to the conditions to the Plan Effective Date, and subject to the terms of the Restructuring Support Agreement, the Debtors reserve the right to revoke or withdraw this Plan prior to the entry of the Confirmation Order and to file subsequent plans of reorganization. If the Debtors revoke or withdraw this Plan, or if entry of the Confirmation Order or the Plan Effective Date does not otherwise occur, then: (a) this Plan shall be null and void in all respects; (b) any settlement or compromise embodied in this Plan, assumption or rejection of Executory Contracts or Unexpired Leases effected by this Plan and any document or agreement executed pursuant hereto shall be deemed null and void; and (c) nothing contained in this Plan shall: (i) constitute a waiver or release of any Causes of Action or any Claims by or against, or any Interests in, the Debtors or any other Entity; (ii) prejudice in any manner the rights of the Debtors or any other Entity; or (iii) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtors or any other Entity.

Section 11.5    Governing Law.
Except to the extent that the Bankruptcy Code, the Bankruptcy Rules, or other federal Law, rule, or regulation is applicable, or to the extent that an exhibit, supplement, or other document related to this Plan (including, without limitation, the DIP Facility Documents, the Exit Financing Documents, the New Organizational Documents, and the New Warrant Documents), provides otherwise, this Plan shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to the principles of conflict of Laws thereof that would require application of the Law of another jurisdiction.

Section 11.6    Successors and Assigns.
The rights, benefits, and obligations of any Entity named or referred to in this Plan shall be binding on and shall inure to the benefit of any heir, executor, administrator, successor, Affiliate, assign, officer, director, agent, representative, attorney, beneficiary, or guardian, if any, of each such Entity.

Section 11.7    No Successor Liability.
Except as otherwise expressly provided in this Plan and the Confirmation Order, the Reorganized Debtors (a) are not, and shall not be deemed to assume, agree to perform, pay or otherwise have any responsibilities for any liabilities or obligations of the Debtors or any other Entity relating to or arising out of the operations or the assets of the Debtors on or prior to the Plan Effective Date, (b) are not, and shall not be, successors to the Debtors by reason of any theory of law or equity or responsible for the knowledge or conduct of the Debtors prior to the Plan Effective Date and (c) shall not have any successor or transferee liability of any kind or character.

Section 11.8    Severability.
Subject to the terms of the Restructuring Support Agreement, if, prior to the entry of the Confirmation Order, any term or provision of this Plan is determined by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to render it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as so altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remaining terms and provisions of this Plan shall remain in full force and effect and shall in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

Section 11.9    Filing of Additional Documents.
On or before the Plan Effective Date, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan, subject to the terms of this Plan and the Restructuring Support Agreement. The Debtors or Reorganized Debtors, as applicable, and all Holders of Claims or Interests receiving distributions pursuant to this Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan or the Confirmation Order.

Section 11.10    Reservation of Rights.
This Plan shall have no force or effect unless and until the Bankruptcy Court enters the Confirmation Order. None of the filing of this Plan, any statement or provision contained in this Plan, or the taking of any action by the Debtors with respect to this Plan or the Disclosure Statement, shall be or shall be deemed to be an admission or waiver of any rights of the Debtors with respect to the Holders of Claims or Interests or any other matter prior to the Plan Effective Date.
Section 11.11    Service of Documents.
Any pleading, notice, or other document required by this Plan to be served on or delivered to the Debtors or Reorganized Debtors shall be served on:

Inotiv, Inc.
2701 Kent Avenue,
West Lafayette, IN 47906
Attn:    President
Email:    bleasure@inotivco.com
with copies to:
Ropes & Gray LLP
1211 Avenue of the Americas
New York, New York 10036
Attn:     Cristine Pirro Schwarzman

    Daniel I. Forman
Email:        cristine.schwarzman@ropesgray.com
        daniel.forman@ropesgray.com

Co-Counsel to the Debtors
and
Hunton Andrews Kurth LLP
600 Travis Street, Suite 4200
Houston, Texas 77002
Attn:        Timothy A. (“Tad”) Davidson II
Philip M. Guffy
Kaleb Bailey
E-mail:        taddavidson@hunton.com
philipguffy@hunton.com
    kbailey@hunton.com

Co-Counsel to the Debtors

and

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017-3918
Attn:        Damian Schaible
        Jonah A. Peppiatt
        Amber Leary
        Moshe Melcer
Email:        damian.schaible@davispolk.com
        jonah.peppiatt@davispolk.com
        amber.leary@davispolk.com
        moshe.melcer@davispolk.com

Co-Counsel to the First Lien Ad Hoc Group

and

Haynes and Boone, LLP
1221 McKinney Street, Suite 4000
Houston, TX 77010-2008
Attn:        Charles A. Beckham Jr.
        Kelli Stephenson Norfleet
        Arsalan Muhammad
        David Trausch
Email:        charles.beckham@haynesboone.com
        kelli.norfleet@haynesboone.com
        arsalan.muhammad@haynesboone.com
        david.trausch@haynesboone.com

Co-Counsel to the First Lien Ad Hoc Group

and
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Attn:        Jacob A. Adlerstein
        Timothy Cruickshank
        Lucian Wang
Email:        jadlerstein@paulweiss.com
        tcruikshank@paulweiss.com
        lwang@paulweiss.com

Co-Counsel to the Ad Hoc Noteholder Group

and

Cole Schotz P.C.
1325 Avenue of the Americas
New York, NY 10019
Attn:        Daniel F. X. Geoghan
Email:         dgeoghan@coleschotz.com

Co-Counsel to the Ad Hoc Noteholder Group

and
Office of the United States Trustee
Southern District of Texas
515 Rusk Street, Suite 3516
Houston, TX 77002
Attn:        Christopher Ross Travis
Jayson B. Ruff
Email:         c.ross.travis@usdoj.gov
jayson.b.ruff@usdoj.gov
After the Effective Date, the Reorganized Debtors are authorized (but not directed) to send a notice to Entities informing them that in order to continue to receive documents pursuant to Bankruptcy Rule 2002, they must file a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Reorganized Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have filed such renewed requests.

Section 11.12    Section 1125(e) of the Bankruptcy Code.
As of the Confirmation Date, (a) the Debtors and their Related Parties shall be deemed to have solicited acceptances of this Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including section 1125(e) of the Bankruptcy Code, and any applicable non-bankruptcy Law, rule, or regulation governing the adequacy of disclosure in connection with such solicitation and (b) the Debtors and the Consenting First Lien Lenders, the Prepetition Agent, the Consenting PIK Noteholders, the Consenting Unsecured Convertible Noteholders, the Trustees, and each of their respective Related Parties shall be deemed to have participated in good faith, and in compliance with the applicable provisions of the Bankruptcy Code, in the offer and issuance of any securities under this Plan, and, therefore, are not, and on account of such offer, issuance and solicitation shall not be, liable at any time for any violation of any applicable Law, rule or regulation governing the solicitation of acceptances or rejections of this Plan or the offer and issuance of any securities under this Plan.

Section 11.13    Tax Reporting and Compliance.
The Reorganized Debtors shall be authorized to request an expedited determination under section 505(b) of the Bankruptcy Code for all tax returns filed for, or on behalf of, the Debtors for any and all taxable periods ending after the Petition Date through, and including, the Plan Effective Date.

Section 11.14    Exhibits, Schedules, and Supplements.
All exhibits, schedules, and supplements to this Plan are incorporated into and are a part of this Plan as if fully set forth herein.

Section 11.15    Entire Agreement.
Except as otherwise indicated, and without limiting the effectiveness or the Restructuring Support Agreement, on the Plan Effective Date, this Plan shall supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into this Plan.

Section 11.16    Allocation of Payments.
To the extent that any Allowed Claim entitled to distribution hereunder is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall, for all U.S. federal income tax purposes, be allocated to the principal amount of such Claim first, and then, to the extent that the consideration exceeds such principal amount, to the portion of such Claim representing accrued but unpaid interest (but solely to the extent that interest is an allowable portion of such Allowed Claim).

Section 11.17    Conflicts.
In the event of a conflict or inconsistency between this Plan and the Disclosure Statement, the terms of this Plan shall control in all respects. In the event of a conflict between this Plan and a Final Order of the Bankruptcy Court (other than the Confirmation Order), the Plan shall control. In the event of a conflict between this Plan (without reference to the Plan Supplement) and the Plan Supplement, the terms of the relevant document in the Plan Supplement shall control (unless stated otherwise in such Plan Supplement document or in the Confirmation Order). In the event of a conflict between this Plan (including the Plan Supplement) and any other executed Definitive Document, the terms of the relevant executed Definitive Document shall control (unless stated in the Confirmation Order). The provisions of this Plan and of the Confirmation Order shall be construed in a manner consistent with each other so as to effect the purposes of each; provided that if there is determined to be any inconsistency between any Plan provision and any provision of the Confirmation Order that cannot be so reconciled, then, solely to the extent of such inconsistency, the provisions of the Confirmation Order shall govern and any such provision of the Confirmation Order shall be deemed a modification of this Plan and shall control and take precedence.

Section 11.18    Closing of Chapter 11 Cases; Case Caption.
(a)    As of the Plan Effective Date, all of the Chapter 11 Cases, other than the Chapter 11 Case of Precisium Solutions, LLC [Case No. 26-90612] (the “Remaining Case”), shall be closed (and the Confirmation Order shall serve as the final decree for such cases) without the need for further motion, notice, or order. After the Retained Professionals’ final fee applications have been filed, heard (if applicable), and resolved, the Reorganized Debtor in the Remaining Case may submit an order to the Bankruptcy Court under certification of counsel closing the Remaining Case; provided, that matters concerning Claims may be heard and adjudicated in any (Reorganized) Debtor’s Chapter 11 Case that remains open regardless of whether the applicable Claim is against a (Reorganized) Debtor in a Chapter 11 Case that is closed.
(b)    Notwithstanding any prior order entered in the Chapter 11 Cases to the contrary (e.g., any joint administration order), on or after the Confirmation Date, the (Reorganized) Debtors are authorized, without further order of the Bankruptcy Court, to revise the consolidated case caption of the Chapter 11 Cases, thereby reflecting changes to any of the (Reorganized) Debtors’ legal names, by filing a notice of such change with the Bankruptcy Court. Upon the filing of such notice of caption change, the (Reorganized) Debtors and all other parties are directed to use such updated case caption in all further pleadings and other papers filed in the Chapter 11 Cases and any adversary proceeding commenced thereunder.
Section 11.19    Term of Injunctions or Stays.
Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Plan Effective Date or the date indicated in any order providing for such injunction or stay. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.
Respectfully submitted,

Inotiv, Inc.
(on behalf of itself and its affiliated Debtors)

By:    _/s/     Beth A. Taylor .
    Name:    Beth A. Taylor
    Title:     Chief Financial Officer